                 RESIDENTIAL ASSET SECURITIZATION TRUST 2006-A1




                                FINAL TERM SHEET



                           [INDYMAC BANK, F.S.B. LOGO]



                           $806,528,039 (APPROXIMATE)




                                INDYMAC MBS, INC.
                                    DEPOSITOR


                              INDYMAC BANK, F.S.B.
                               SELLER AND SERVICER

         This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

         The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

         THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

         This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

         The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

                 FREE WRITING PROSPECTUS DATED FEBRUARY 28, 2006

                 RESIDENTIAL ASSET SECURITIZATION TRUST 2006-A1

             DISTRIBUTIONS PAYABLE MONTHLY, BEGINNING MARCH 27, 2006


         The following classes of certificates are being offered pursuant to this free writing prospectus:

------------------- --------------------------- ---------------- --------------- ---------------------------- -------------
                          INITIAL CLASS
                      CERTIFICATE BALANCE /                                             INITIAL CLASS
                     INITIAL NOTIONAL AMOUNT     PASS-THROUGH                       CERTIFICATE BALANCE /     PASS-THROUGH
                               (1)                 RATE (2)                      INITIAL NOTIONAL AMOUNT (1)    RATE (2)
------------------- --------------------------- ---------------- --------------- ---------------------------- -------------
  Class 1-A-1          $        100,000,000            6.00%       Class 3-A-3     $           10,850,000         6.00%
------------------- -------- ------------------ ---------------- --------------- ------- -------------------- -------------
  Class 1-A-2          $          7,125,000            6.00%       Class 3-A-4     $           11,770,000         6.00%
------------------- -------- ------------------ ---------------- --------------- ------- -------------------- -------------
  Class 1-A-3          $        165,608,000            6.00%       Class 3-A-5     $            8,049,000         6.00%
------------------- -------- ------------------ ---------------- --------------- ------- -------------------- -------------
  Class 1-A-4          $         12,000,000         Floating       Class PO        $            4,483,939           (4)
------------------- -------- ------------------ ---------------- --------------- ------- -------------------- -------------
  Class 1-A-5          $      12,000,000(3)         Floating       Class A-X       $       619,201,814(3)      Variable
------------------- -------- ------------------ ---------------- --------------- ------- -------------------- -------------
  Class 1-A-6          $        208,050,000         Floating       Class A-R       $                  100         6.00%
------------------- -------- ------------------ ---------------- --------------- ------- -------------------- -------------
  Class 1-A-7          $     208,050,000(3)         Floating       Class I-B-1     $           13,154,000         6.00%
------------------- -------- ------------------ ---------------- --------------- ------- -------------------- -------------
  Class 1-A-8          $         38,000,000            6.00%       Class I-B-2     $           14,013,000         6.00%
------------------- -------- ------------------ ---------------- --------------- ------- -------------------- -------------
  Class 2-A-1          $         55,784,000            5.75%       Class I-B-3     $            3,431,000         6.00%
------------------- -------- ------------------ ---------------- --------------- ------- -------------------- -------------
  Class 2-A-2          $          2,782,000            5.75%       Class II-B-1    $            5,262,000      Variable
------------------- -------- ------------------ ---------------- --------------- ------- -------------------- -------------
  Class 3-A-1          $         75,000,000            6.00%       Class II-B-2    $            2,202,000      Variable
------------------- -------- ------------------ ---------------- --------------- ------- -------------------- -------------
  Class 3-A-2          $         67,496,000            6.00%       Class II-B-3    $            1,468,000      Variable
------------------- -------- ------------------ ---------------- --------------- ------- -------------------- -------------

                                     SUMMARY

ISSUING ENTITY

Residential Asset Securitization Trust 2006-A1, a common law trust formed under the laws of the State of New York.

DEPOSITOR

IndyMac MBS, Inc., a Delaware corporation, is a limited purpose finance subsidiary of IndyMac Bank, F.S.B. Its address is 155 North Lake Avenue, Pasadena, California 91101, and its telephone number is (800) 669-2300.

SPONSOR, SELLER AND SERVICER

IndyMac Bank, F.S.B.

TRUSTEE

Deutsche Bank National Trust Company.

POOLING AND SERVICING AGREEMENT

The pooling and servicing agreement dated as of the cut-off date among the seller, the servicer, the depositor and the trustee, under which the issuing entity will be formed.

CUT-OFF DATE

February 1, 2006.

CLOSING DATE

On or about February 27, 2006.

INTEREST SHORTFALL PAYMENTS:

To the extent needed to make required interest distributions on the offered certificates on or prior to the distribution date in April 2006, IndyMac Bank, F.S.B. will make interest shortfall payments to the issuing entity to offset shortfalls in interest collections arising from the inclusion of newly originated loans that do not have a payment due date in the due period related to the subject distribution date.

THE MORTGAGE LOANS

The mortgage pool will consist of three loan groups. Each loan group will consist primarily of 30-year conventional, fixed rate mortgage loans secured by first liens on one-to-four family residential properties.

The depositor believes that the information set forth in this free writing prospectus regarding the mortgage loans as of the cut-off date is representative of the characteristics of the mortgage loans that will be delivered on the closing date. However, certain mortgage loans may prepay or may be determined not to meet the eligibility requirements for inclusion in the final mortgage pool. A limited number of mortgage loans may be added to or substituted for the mortgage loans that are described in this free writing prospectus. Any addition or substitution will not result in a material difference in the final mortgage pool although the cut-off date information regarding the actual mortgage loans may vary somewhat from the information regarding the mortgage loans presented in this free writing prospectus.

As of the cut-off date, the aggregate current principal balance of the mortgage loans was approximately $816,656,852, approximately $571,940,310 of which are group 1 mortgage loans, approximately $62,892,394 of which are group 2 mortgage loans and approximately $181,824,148 of which are group 3 mortgage loans. The mortgage loans in loan group 2 and loan group 3 have original principal balances that conform to the guidelines of Fannie Mae and Freddie Mac. The mortgage loans in loan group 1 have original principal balances that may or may not conform to the guidelines of Fannie Mae and Freddie Mac. Loan group 1 is sometimes referred to as aggregate loan group I and loan group 2 and loan group 3 are together referred to as aggregate loan group II. Aggregate loan group I and aggregate loan group II are each referred to as an aggregate loan group.

As of the cut-off date, the depositor expects that the group 1 mortgage loans will have the following characteristics:

Aggregate Current Principal Balance   $571,940,310
Weighted Average Mortgage Rate        6.626%
Range of Mortgage Rates               5.000% to 9.500%
Average Current Principal Balance     $585,405
Range of Outstanding Principal
   Balances                           $401,920 to
                                       $2,757,492

Weighted Average Original
   Loan-to-Value Ratio                71.10%
Weighted Average Original Term to
   Maturity                           360 months
Weighted Average Credit Bureau Risk
   Score                              708
Weighted Average Remaining Term to
   Stated Maturity                    358 months
Geographic Concentrations in excess
   of 10%:
   California                           47.00%
   New York                             13.66%

As of the cut-off date, the depositor expects that the group 2 mortgage loans will have the following characteristics:

Aggregate Current Principal Balance   $62,892,394
Weighted Average Mortgage Rate        5.944%
Range of Mortgage Rates               5.000% to 7.850%
Average Current Principal Balance     $219,903
Range of Outstanding Principal
   Balances                           $34,245 to
                                       $532,000
Weighted Average Original
   Loan-to-Value Ratio                64.82%
Weighted Average Original Term to
   Maturity                           359 months
Weighted Average Credit Bureau Risk
   Score                              714
Weighted Average Remaining Term to
   Stated Maturity                    356 months
Geographic Concentrations in excess
   of 10%:
   California                           49.54%

As of the cut-off date, the depositor expects that the group 3 mortgage loans will have the following characteristics:

Aggregate Current Principal Balance   $181,824,148
Weighted Average Mortgage Rate        6.506%
Range of Mortgage Rates               6.250% to 6.875%
Average Current Principal Balance     $207,089
Range of Outstanding Principal
   Balances                           $31,418 to
                                       $611,900
Weighted Average Original
   Loan-to-Value Ratio                69.30%
Weighted Average Original Term to
   Maturity                           360 months
Weighted Average Credit Bureau Risk
   Score                              696
Weighted Average Remaining Term to
   Stated Maturity                    358 months
Geographic Concentrations in excess
   of 10%:
   California                           34.12%
   Florida                              12.94%
   New York                             10.95%

DESCRIPTION OF THE CERTIFICATES

The issuing entity will issue thirty-one classes of certificates, twenty-four of which are offered by this free writing prospectus and the accompanying prospectus:

                            INITIAL
                     CERTIFICATE PRINCIPAL                                FINAL SCHEDULED     INITIAL
                       BALANCE / INITIAL                                    DISTRIBUTION       RATING        INITIAL RATING
       CLASS          NOTIONAL AMOUNT (1)               TYPE                    DATE       (MOODY'S) (2)       (S&P) (2)
       -----          -------------------               ----                    ----       -------------       ---------
OFFERED CERTIFICATES
1-A-1...............     $100,000,000        Senior/Fixed Pass-Through     April 25, 2036       Aaa               AAA
                                                 Rate/Super Senior

1-A-2...............      $7,125,000         Senior/Fixed Pass-Through     April 25, 2036       Aa1               AAA
                                                 Rate/Support

1-A-3...............     $165,608,000      Senior/Fixed Pass-Through Rate  April 25, 2036       Aaa               AAA

1-A-4...............      $12,000,000       Senior/Floating Pass-Through   April 25, 2036       Aaa               AAA
                                                        Rate

1-A-5...............      $12,000,000         Senior/Inverse Floating      April 25, 2036       Aaa               AAA
                                             Pass-Through Rate/Notional
                                               Amount/Interest-Only

1-A-6...............     $208,050,000       Senior/Floating Pass-Through   April 25, 2036       Aaa               AAA
                                                        Rate

1-A-7...............     $208,050,000         Senior/Inverse Floating      April 25, 2036       Aaa               AAA
                                             Pass-Through Rate/Notional
                                               Amount/Interest-Only

1-A-8...............      $38,000,000      Senior/Fixed Pass-Through Rate  April 25, 2036       Aaa               AAA

2-A-1...............      $55,784,000        Senior/Fixed Pass-Through     April 25, 2036       Aaa               AAA
                                                 Rate/Super Senior

2-A-2...............      $2,782,000         Senior/Fixed Pass-Through     April 25, 2036       Aa1               AAA
                                                   Rate/Support

3-A-1...............      $75,000,000        Senior/Fixed Pass-Through     April 25, 2036       Aaa               AAA
                                                   Rate/Super Senior

3-A-2...............      $67,496,000        Senior/Fixed Pass-Through     April 25, 2036       Aaa               AAA
                                                 Rate/Super Senior

3-A-3...............      $10,850,000        Senior/Fixed Pass-Through     April 25, 2036       Aaa               AAA
                                                 Rate/Super Senior

3-A-4...............      $11,770,000        Senior/Fixed Pass-Through     April 25, 2036       Aaa               AAA
                                                     Rate/NAS

3-A-5...............      $8,049,000         Senior/Fixed Pass-Through     April 25, 2036       Aa1               AAA
                                                 Rate/NAS/Support

A-X.................     $619,201,814             Senior/Notional          April 25, 2036       Aaa               AAA
                                            Amount/Interest Only/Variable
                                             Pass-Through Rate/Component

PO..................      $4,483,939              Senior/Principal         April 25, 2036       Aaa               AAA
                                                   Only/Component

                            INITIAL
                     CERTIFICATE PRINCIPAL                                FINAL SCHEDULED     INITIAL
                       BALANCE / INITIAL                                    DISTRIBUTION       RATING        INITIAL RATING
       CLASS          NOTIONAL AMOUNT (1)               TYPE                    DATE       (MOODY'S) (2)       (S&P) (2)
       -----          -------------------               ----                    ----       -------------       ---------
OFFERED CERTIFICATES
A-R.................         $100              Senior/REMIC Residual       April 25, 2036       Aaa               AAA

I-B-1...............      $13,154,000          Subordinate/Fixed Rate      April 25, 2036       Aa2                AA

I-B-2...............      $14,013,000          Subordinate/Fixed Rate      April 25, 2036       N/R                A

I-B-3...............      $3,431,000           Subordinate/Fixed Rate      April 25, 2036       N/R               BBB

II-B-1..............      $5,262,000            Subordinate/Variable       April 25, 2036       N/R                AA
                                                 Pass-Through Rate

II-B-2..............      $2,202,000            Subordinate/Variable       April 25, 2036       N/R                A
                                                 Pass-Through Rate

II-B-3..............      $1,468,000            Subordinate/Variable       April 25, 2036       N/R               BBB
                                                 Pass-Through Rate

NON-OFFERED
CERTIFICATES (3)
I-B-4...............      $3,146,000           Subordinate/Fixed Rate      April 25, 2036

I-B-5...............      $2,574,000           Subordinate/Fixed Rate      April 25, 2036

I-B-6...............      $1,716,114           Subordinate/Fixed Rate      April 25, 2036

II-B-4..............      $1,102,000            Subordinate/Variable       April 25, 2036
                                                  Pass-Through Rate

II-B-5..............       $856,000             Subordinate/Variable       April 25, 2036
                                                  Pass-Through Rate

II-B-6..............       $734,698             Subordinate/Variable       April 25, 2036
                                                  Pass-Through Rate

P...................         $100                Prepayment Charges             N/A

--------------
 (1) This amount is subject to a permitted variance in the aggregate of plus or minus 10% depending on the amount of mortgage loans actually delivered on the closing date.

(2) The offered certificates will not be offered unless they are assigned the indicated ratings by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P") and Moody's Investors Service, Inc. ("Moody's"). The Class I-B-4, Class I-B-5, Class I-B-6, Class II-B-4, Class II-B-5, Class II-B-6 and Class P Certificates are not offered by this free writing prospectus, so ratings for those classes of certificates have not been provided. A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

(3) The Class I-B-4, Class I-B-5, Class I-B-6, Class II-B-4, Class II-B-5, Class II-B-6 and Class P Certificates are not offered by this free writing prospectus. Any information contained in this free writing prospectus with respect to the Class I-B-4, Class I-B-5, Class I-B-6, Class II-B-4, Class II-B-5, Class II-B-6 and Class P Certificates is provided only to permit a better understanding of the offered certificates.

The certificates will also have the following characteristics:

                    RELATED LOAN    PASS-THROUGH RATE
       CLASS            GROUP              (1)             INTEREST ACCRUAL PERIOD        INTEREST ACCRUAL CONVENTION
       -----            -----              ---             -----------------------        ---------------------------
OFFERED
CERTIFICATES
1-A-1..............       1               6.00%               calendar month (2)                  30/360 (3)

                    RELATED LOAN    PASS-THROUGH RATE
       CLASS            GROUP              (1)             INTEREST ACCRUAL PERIOD        INTEREST ACCRUAL CONVENTION
       -----            -----              ---             -----------------------        ---------------------------
1-A-2..............       1               6.00%               calendar month (2)                  30/360 (3)
1-A-3..............       1               6.00%               calendar month (2)                  30/360 (3)
1-A-4..............       1           LIBOR + 0.70%            25th to 24th (4)                   30/360 (3)
1-A-5..............       1           5.30% - LIBOR            25th to 24th (4)                   30/360 (3)
1-A-6..............       1           LIBOR + 0.50%            25th to 24th (4)                   30/360 (3)
1-A-7..............       1           5.50% - LIBOR            25th to 24th (4)                   30/360 (3)
1-A-8..............       1               6.00%               calendar month (2)                  30/360 (3)
2-A-1..............       2               5.75%               calendar month (2)                  30/360 (3)
2-A-2..............       2               5.75%               calendar month (2)                  30/360 (3)
3-A-1..............       3               6.00%               calendar month (2)                  30/360 (3)
3-A-2..............       3               6.00%               calendar month (2)                  30/360 (3)
3-A-3..............       3               6.00%               calendar month (2)                  30/360 (3)
3-A-4..............       3               6.00%               calendar month (2)                  30/360 (3)
3-A-5..............       3               6.00%               calendar month (2)                  30/360 (3)
A-X................    1, 2, 3             (5)                calendar month (2)                  30/360 (3)
PO.................    1, 2, 3             (6)                       N/A                              N/A
A-R................       1               6.00%               calendar month (2)                  30/360 (3)
I-B-1..............       1               6.00%               calendar month (2)                  30/360 (3)
I-B-2..............       1               6.00%               calendar month (2)                  30/360 (3)
I-B-3..............       1               6.00%               calendar month (2)                  30/360 (3)
II-B-1.............     2, 3               (7)                calendar month (2)                  30/360 (3)
II-B-2.............     2, 3               (7)                calendar month (2)                  30/360 (3)
II-B-3.............     2, 3               (7)                calendar month (2)                  30/360 (3)
NON-OFFERED
CERTIFICATES
I-B-4..............       1               6.00%               calendar month (2)                  30/360 (3)
I-B-5..............       1               6.00%               calendar month (2)                  30/360 (3)
I-B-6..............       1               6.00%               calendar month (2)                  30/360 (3)
II-B-4.............     2, 3               (7)                calendar month (2)                  30/360 (3)
II-B-5.............     2, 3               (7)                calendar month (2)                  30/360 (3)
II-B-6.............     2, 3               (7)                calendar month (2)                  30/360 (3)
P..................    1, 2, 3             N/A                       N/A                              N/A

(1) The pass-through rates on the LIBOR Certificates may adjust monthly based on the level of one-month LIBOR, subject to an interest rate cap, as described in this free writing prospectus under "Description of the Certificates - Interest." LIBOR for the related interest accrual period is calculated as described in this free writing prospectus under "Description of the Certificates - Determination of LIBOR."

(2) The interest accrual period for any distribution date will be the calendar month preceding that distribution date.

(3) Interest accrues at the rate specified in this table based on a 360-day year that consists of twelve 30-day months.

(4) The interest accrual period for any distribution date will be the one-month period from and including the preceding distribution date (or from and including the closing date, in the case of the first distribution date) to and including the day prior to the current distribution date.

(5) The pass-through rate for the Class A-X Certificates for the interest accrual period for any distribution date will be equal to the weighted average of the pass-through rates of its components. The pass-through rate for each component of the Class A-X Certificates for the interest accrual period for any distribution date will be equal to the excess of the average of the adjusted net mortgage rate of each non-discount mortgage loan in the related loan group, weighted on the basis of their respective stated principal balance thereof as of the first day of the related due period (after giving effect to prepayments received in the prepayment period ending during that due period), over the related required coupon. The required coupon for loan group 1 and loan group 3 is 6.00% and the required coupon for loan group 2 is 5.75%.

(6) The Class PO Certificates are principal only certificates composed of three principal only components and are not entitled to any distributions of interest. See "Description of the Certificates" in this free writing prospectus.

(7) The pass-through rate for a class of group II subordinated certificates for the interest accrual period related to each distribution date will be a per annum rate equal to the sum of:

     o 5.75% multiplied by the assumed balance of the group 2 mortgage loans for that distribution date; and

     o 6.00% multiplied by the assumed balance of the group 3 mortgage loans for that distribution date;

     divided by the aggregate class certificate balance of the group II subordinated certificates immediately prior to that Distribution Date.

DESIGNATIONS

We sometimes use the following designations to refer to the specified classes of certificates in order to aid your understanding of the offered certificates.

        DESIGNATION           CLASSES OF CERTIFICATES
        -----------           -----------------------
     Group 1 Senior          Class 1-A-1, Class 1-A-2,
 Certificates or Group I     Class 1-A-3, Class 1-A-4,
   Senior Certificates       Class -A-3, Class 1-A-4,
                             Class 1-A-5, Class 1-A-6,
                           Class 1-A-7, Class 1-A-8 and
                            Class A-R Certificates and
                            Class PO-1 and Class A-X-1
                                   Components

     Group 2 Senior         Class 2-A-1 and Class 2-A-2
      Certificates          Certificates and Class PO-2
                            and Class A-X-2 Components

     Group 3 Senior          Class 3-A-1, Class 3-A-2,
      Certificates         Class 3-A-3, Class 3-A-4 and
                           Class 3-A-5 Certificates and
                            Class PO-3 and Class A-X-3
                                    Components

     Group II Senior        Group 2 Senior Certificates
      Certificates              and Group 3 Senior
                                   Certificates

Senior Certificate Group    Each of the Group 1 Senior
                           Certificates, Group 2 Senior
                             Certificates and Group 3
                                Senior Certificates

   Senior Certificates     Group 1 Senior Certificates,
                            Group 2 Senior Certificates
                                and Group 3 Senior
                                   Certificates

  Group I Subordinated       Class I-B-1, Class I-B-2,
      Certificates           Class I-B-3, Class I-B-4,
                            Class I-B-5 and Class I-B-6
                                   Certificates

  Group II Subordinated     Class II-B-1, Class II-B-2,
      Certificates          Class II-B-3, Class II-B-4,
                              Class II-B-5 and Class
                                II-B-6 Certificates

  Group I Certificates      Group I Senior Certificates
                             and Group I Subordinated
                                   Certificates

  Group II Certificates    Group II Senior Certificates
                             and Group II Subordinated
                                   Certificates

Subordinated Certificates      Group I Subordinated
                             Certificates and Group II
                             Subordinated Certificates

Subordinated Certificate        Each of the Group I
          Group              Subordinated Certificates
                             and Group II Subordinated
                                   Certificates

   LIBOR Certificates        Class 1-A-4, Class 1-A-5,
                            Class 1-A-6 and Class 1-A-7
                                   Certificates

     Notional Amount       Class 1-A-5, Class 1-A-7 and
      Certificates            Class A-X Certificates

  Class A-X Components     Class A-X-1, Class A-X-2 and
                              Class A-X-3 Components

   Class PO Components      Class PO-1, Class PO-2 and
                               Class PO-3 Components

  Offered Certificates      Senior Certificates, Class
                             I-B-1, Class I-B-2, Class
                            I-B-3, Class II-B-1, Class
                              II-B-2 and Class II-B-3
                                   Certificates

RECORD DATE

The record date (x) for the LIBOR Certificates, so long as such certificates are Book-Entry Certificates, is the business day immediately prior to such Distribution Date and (y) for any other class of certificates and any Definitive Certificates, is the last business day of the month immediately preceding the month of such Distribution Date.

DENOMINATIONS

Offered Certificates other than the Class 1-A-8, Class 3-A-3 and Class A-R
Certificates:

$25,000 and multiples of $1,000.

Class 1-A-8 and Class 3-A-3 Certificates:

$1,000 and multiples of $1,000.

Class A-R Certificates:

$100.

REGISTRATION OF CERTIFICATES

Offered Certificates other than the Class A-R Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company.

Class A-R Certificates:

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this free writing prospectus and as more fully provided for in the pooling and servicing agreement.

DISTRIBUTION DATES

Beginning on March 27, 2006, and thereafter on the 25th day of each calendar month, or if the 25th is not a business day, the next business day.

LAST SCHEDULED DISTRIBUTION DATE

The last scheduled distribution date for the certificates is the distribution date in April 2036. Since the rate of distributions in reduction of the class certificate balance or notional amount of each class of offered certificates will depend on the rate of payment (including prepayments) of the mortgage loans, the class certificate balance or notional amount of any class could be reduced to zero significantly earlier or later than the last scheduled distribution date.

INTEREST DISTRIBUTIONS

The related accrual period, interest accrual convention and pass-through rate for each class and component of interest-bearing certificates is shown in the table on pages S-6 and S-7.

On each distribution date, to the extent funds are available for the related loan group, each interest-bearing class and component of certificates will be entitled to receive:

     o interest accrued at the applicable pass through rate during the related interest accrual period on the class certificate balance or notional amount, as applicable, immediately prior to that distribution date; and

     o   any interest remaining unpaid from prior distribution dates; less

     o any net interest shortfalls allocated to that class for that distribution date.

The Class PO Certificates do not bear interest.

ALLOCATION OF NET INTEREST SHORTFALLS

For any distribution date, the interest entitlement for each interest-bearing class or component of certificates will be reduced by the amount of net interest shortfalls experienced by the mortgage loans in the related loan group or loan groups resulting from:

     o   prepayments on the mortgage loans; and

     o reductions in the interest rate on the related mortgage loans due to Servicemembers Relief Act reductions or debt service reductions.

Net interest shortfalls for a loan group on any distribution date will be allocated pro rata among all interest-bearing classes and components of the related senior certificates and the related classes of subordinated certificates, based on their respective entitlements (or, in the case of the Group II Subordinated Certificates, based on interest accrued on each such subordinated class' share of the assumed balance, as described more fully under "Description of the Certificates -- Interest"), in each case before taking into account any reduction in the interest entitlements due to shortfalls.

If on any distribution date, available funds for a loan group are not sufficient to make a full distribution of the interest entitlement on the related classes and components of certificates in the order described below under "-- Priority of Distributions Among Certificates", interest will be distributed on each class and component of related certificates, pro rata, based on their respective entitlements. Any unpaid interest amount will be carried forward and added to the amount holders of each affected class and component of certificates will be entitled to receive on the next distribution date.

YIELD MAINTENANCE AGREEMENTS

The issuing entity will have the benefit of two interest rate corridor contracts for the benefit of the Class 1-A-4 and Class 1-A-6 Certificates. On or prior to the related yield maintenance agreement termination date, amounts paid under the related yield maintenance agreement will be available as described in this free writing prospectus to make payments of the related yield supplement amount to the Class 1-A-4 and Class 1-A-6 Certificates if LIBOR (as calculated for the interest accrual period related to that distribution date) exceeds 5.30% and 5.50%, respectively, with a ceiling of 8.80% and 9.00%, respectively.

PRINCIPAL DISTRIBUTIONS

On each distribution date, certificateholders will only receive a distribution of principal on their certificates if there is cash available on that date for the payment of principal according to the principal distribution rules described in this free writing prospectus.

All payments and other amounts in respect of principal of the mortgage loans in a loan group will be allocated between the related Class PO Component, on the one hand, and the related classes of senior certificates (other than the notional amount certificates and the related Class PO Component) and the related classes of subordinated certificates, on the other hand, in each case based on the applicable PO percentage and the applicable non-PO percentage, respectively, of those amounts. The non-PO percentage with respect to any mortgage loan in a loan group with a net mortgage rate less than the related required coupon will be equal to the net mortgage rate divided by the related required coupon and the PO percentage of that mortgage loan will be equal to 100% minus that non-PO percentage. With respect to a mortgage loan in a loan group with a net mortgage rate equal to or greater than the related required coupon, the non-PO percentage will be 100% and the PO percentage will be 0%. The required coupon for any mortgage loan (i) in loan group 1 and loan group 3 is 6.00% and (ii) in loan group 2 is 5.75%. The applicable non-PO percentage of amounts in respect of principal will be allocated to the related classes senior certificates (other than the notional amount certificates and the related Class PO Component) as set forth below, and any remainder of that non-PO amount is allocated to the related classes of subordinated certificates:

     o in the case of scheduled principal collections on the mortgage loans in a loan group, the amount allocated to the related senior certificates is based on the ratio of the aggregate class certificate balance of those senior certificates to (x) in the case of the Group I Certificates, the aggregate class certificate balance of those certificates (other than the Class PO-1 Component) and (y) in the case of the Group II Certificates, the non-PO percentage of the stated principal balance of the mortgage loans in the related loan group; and

     o in the case of principal prepayments on the mortgage loans in a loan group, the amount allocated to the related senior certificates is based on a fixed percentage (equal to 100%) until the fifth anniversary of the first distribution date, at which time the percentage will step down as described herein, if the specified conditions are met.

Notwithstanding the foregoing, no decrease in the senior prepayment percentage of any loan group in aggregate loan group II will occur unless certain conditions related to the loss and delinquency performance of the mortgage loans are satisfied with respect to each such loan group.

Principal will be distributed on each class of certificates entitled to receive principal payments as described below under "--Amounts Available for Distributions on the Certificates."

The notional amount certificates do not have class certificate balances or component principal balances and are not entitled to any distributions of principal but will bear interest during each interest accrual period on their respective notional amounts.

AMOUNTS AVAILABLE FOR DISTRIBUTIONS ON THE CERTIFICATES

The amount available for distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and generally consists of the following (after the fees and expenses described under the next heading are subtracted):

     o all scheduled installments of interest and principal due and received on the mortgage loans in that loan group in the applicable period, together with any advances with respect to them;

     o all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans in that loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the servicer's normal servicing procedures;

     o net proceeds from the liquidation of defaulted mortgage loans in that loan group during the applicable period, by foreclosure or otherwise during the calendar month preceding the month of the distribution date (to the extent the amounts do not exceed the unpaid principal balance of the mortgage loan, plus accrued interest);

     o subsequent recoveries with respect to mortgage loans in that loan group;

     o partial or full prepayments with respect to mortgage loans in that loan group collected during the applicable period, together with interest paid in connection with the prepayment, other than certain excess amounts payable to the servicer and the compensating interest; and

     o any substitution adjustment amounts or purchase price in respect of a deleted mortgage loan or a mortgage loan in that loan group repurchased by a seller or originator or purchased by the servicer during the applicable period.

Fees and Expenses

The amounts available for distributions on the certificates on any distribution date generally will not include the following amounts:

     o the servicing fee and additional servicing compensation (as described in this free writing prospectus under "Description of the Certificates --Priority of Distributions Among Certificates") due to the servicer;

     o   the trustee fee due to the trustee;

     o   lender-paid mortgage insurance premiums, if any;

     o the amounts in reimbursement for advances previously made and other amounts as to which the servicer and the trustee are entitled to be reimbursed from the certificate account pursuant to the pooling and servicing agreement;

     o all prepayment charges (which are distributable only to the Class P Certificates); and

     o all other amounts for which the depositor, the seller or the servicer is entitled to be reimbursed.

Any amounts paid from amounts collected with respect to the mortgage loans will reduce the amount that could have been distributed to the certificateholders.

SERVICING COMPENSATION

Servicing Fee:

The servicer will be paid a monthly fee (referred to as the servicing fee) with respect to each mortgage loan. The servicing fee for the mortgage loans in a loan group will equal one-twelfth of the stated principal balance of each mortgage loan multiplied by the servicer fee rate. The servicer fee rate for each mortgage loan will range from 0.250% to 0.320% per annum. As of the cut-off date, the weighted average servicing fee rate for the mortgage loans in loan group 1, loan group 2 and loan group 3 was 0.30653%, 0.26354% and 0.30540% per annum, respectively. The amount of the servicing fee is subject to adjustment with respect to certain prepaid mortgage loans.

Additional Servicing Compensation:

The servicer is also entitled to receive, as additional servicing compensation, all late payment fees, assumption fees and other similar charges (excluding prepayment charges) and all reinvestment income earned on amounts on deposit in certain of the issuing entity's accounts and excess proceeds with respect to mortgage loans.

Source and Priority of Distributions:

The servicing fee and the additional servicing compensation described above will be paid to the servicer from collections on the mortgage loans prior to any distributions on the certificates.

PRIORITY OF DISTRIBUTIONS

PRIORITY OF DISTRIBUTIONS AMONG CERTIFICATES

In general, on any distribution date, available funds for each loan group will be distributed in the following order:

     o to interest on each interest-bearing class and component of senior certificates related to that loan group, pro rata, based on their respective interest distribution amounts;

     o to principal of the classes of senior certificates relating to that loan group then entitled to receive distributions of principal, in the order and subject to the priorities set forth below;

     o to any deferred amounts payable on the Class PO Component related to such loan group, but only from amounts that would otherwise be distributed on that distribution date as principal of the related classes of subordinated certificates;

     o to interest on and then principal of the classes of subordinated certificates relating to such aggregate loan group, in the order of their seniority, beginning with the related class of Class B-1 Certificates, in each case subject to the limitations set forth below; and

     o from any remaining available amounts, to the Class A-R Certificates, as applicable.

REQUIRED REPURCHASES OR SUBSTITUTIONS OF MORTGAGE LOANS

The seller will make certain representations and warranties relating to the mortgage loans pursuant to the pooling and servicing agreement. If with respect to any mortgage loan any of the representations and warranties are breached in any material respect as of the date made, or an uncured material document defect exists, the seller will be obligated to repurchase or substitute for the mortgage loan.

PRINCIPAL

On each distribution date, the non-PO formula principal amount for each loan group will be distributed as described above under "--Priority of Distributions Among Certificates" first as principal of the related classes of senior certificates (other than the notional amount certificates and the related Class A-X and Class PO Components) as specified below, and second as principal of the related classes of subordinated certificates, in an amount up to the subordinated principal distribution amount for each loan group.

SENIOR CERTIFICATES (OTHER THAN THE NOTIONAL AMOUNT CERTIFICATES AND CLASS PO CERTIFICATES):

On each distribution date, the non-PO formula principal amount related to each loan group, in each case up to the amount of the senior principal distribution amount for that loan group, will be distributed as principal of the following classes of related senior certificates, in the following order of priority:

Distributions with Respect to Loan Group 1

(1) to the Class A-R Certificates, until its class certificate balance is reduced to zero and

(2) in an amount up to $2,085,000 for each distribution date, concurrently:

     (a) 94.30%, concurrently, to the Class 1-A-1, Class 1-A-2 and Class 1-A-3 Certificates, pro rata, until their respective class certificate balances are reduced to zero; and

     (b) 5.70%, concurrently, to the Class 1-A-4 and Class 1-A-6 Certificates, pro rata;

(3) concurrently, to the Class 1-A-4 and Class 1-A-6 Certificates, pro rata, until their respective class certificate balances are reduced to zero;

(4) concurrently, to the Class 1-A-1, Class 1-A-2 and Class 1-A-3 Certificates, pro rata, until their respective class certificate balances are reduced to zero; and

(5) to the Class 1-A-8 Certificates until its class certificate balance is reduced to zero.

Distributions with Respect to Loan Group 2

concurrently, to the Class 2-A-1 and Class 2-A-2 Certificates, pro rata, until their respective class certificate balances are reduced to zero.

Distributions with Respect to Loan Group 3

(1) the lesser of (x) 95.00% of the related non-PO formula principal amount (up to the amount of the related senior principal distribution amount for that distribution date) and (y) the priority amount, concurrently, to the Class 3-A-4 and Class 3-A-5 Certificates, pro rata, until their respective class certificate balances are reduced to zero;

(2) in an amount up to $489,000 for each distribution date, concurrently:

     (a) 99.50%, to the Class 3-A-2 Certificates until its class certificate balance is reduced to zero; and

     (b) 0.50%, to the Class 3-A-1 Certificates;

(3) sequentially, to the Class 3-A-1 and Class 3-A-2 Certificates, in that order, until their respective class certificate balances are reduced to zero;

(4) to the Class 3-A-3 Certificates until its class certificate balance is reduced to zero; and

(5) concurrently, to the Class 3-A-4 and Class 3-A-5 Certificates, pro rata, without regard to the priority amount, until their respective class certificate balances are reduced to zero.

Class PO Certificates:

On each distribution date, principal will be distributed to each Class PO Component in an amount equal to the lesser of (x) the PO formula principal amount for the related loan group for that distribution date and (y) the product of:

     o available funds for the related loan group remaining after distribution of interest on the senior certificates in the same senior certificate group; and

     o a fraction, the numerator of which is the related PO formula principal amount and the denominator of which is the sum of that PO formula principal amount and the related senior principal distribution amount.

SUBORDINATED CERTIFICATES; APPLICABLE CREDIT SUPPORT PERCENTAGE TRIGGER:

On each distribution date and with respect to the loan group or groups in each aggregate loan group, to the extent of available funds available therefor, the non-PO formula principal amount for a loan group in an aggregate loan group, up to the subordinated principal distribution amount for that loan group, will be distributed as principal of the classes in the related group of subordinated certificates in order of seniority, beginning with the related class of Class B-1 Certificates, until their respective class certificate balances are reduced to zero. Each class of subordinated certificates will be entitled to receive its pro rata share of the subordinated principal distribution amount from all loan groups in the related aggregate loan group (based on its respective class certificate balance); provided, that if the applicable credit support percentage of a class or classes (other than the class of subordinated certificates in the related subordinated certificate group then outstanding with the highest priority of distribution) is less than the original applicable credit support percentage for that class or classes (referred to as "restricted classes"), the restricted classes will not receive distributions of partial principal prepayments and prepayments in full from any loan group in an aggregate loan group. Instead, the portion of the partial principal prepayments and prepayments in full otherwise distributable to the restricted classes will be allocated to those classes of subordinated certificates in the related subordinated certificate group that are not restricted classes, pro rata, based upon their respective class certificate balances and distributed in the sequential order described above.

ALLOCATION OF REALIZED LOSSES

On each distribution date, the amount of any realized losses on the mortgage loans in a loan group will be allocated as follows:

     o the applicable PO percentage of any realized losses on a discount mortgage loan in a loan group will be allocated to the related component of Class PO Certificates; provided, however, that on or before the related senior credit support depletion date, (i) those realized losses will be treated as Class PO Deferred Amounts and will be paid on that component of Class PO Certificates (to the extent funds are available from amounts otherwise allocable to the subordinated principal distribution amount for the related subordinated certificate group) before distributions of principal on the related group of subordinated certificates and (ii) the class certificate balance of the class of subordinated certificates in the related subordinated certificate group then outstanding with the lowest distribution priority will be reduced by the amount of any payments of Class PO Deferred Amounts; and

     o the applicable non-PO percentage of any realized losses on the mortgage loans in a loan group in an aggregate loan group will be allocated in the following order of priority:

         o first, to the subordinated certificates related to that aggregate loan group in the reverse order of their priority of distribution, beginning with the class of subordinated certificates outstanding, with the lowest distribution priority until their respective class certificate balances are reduced to zero: and

         o second, concurrently to the senior certificates (other than the related Class A-X and Class PO Components) related to that loan group, pro rata, based upon their respective class certificate balances,

     o except that (i) the non-PO percentage of any realized losses on the mortgage loans in loan group 1 that would otherwise be allocated to the Class 1-A-1 Certificates will instead be allocated to the Class 1-A-2 Certificates, respectively, until its Class Certificate Balance is reduced to zero, (ii) the non-PO percentage of any realized losses on the mortgage loans in loan group 2 that would otherwise be allocated to the Class 2-A-1 Certificates will instead be allocated to the Class 2-A-2 Certificates, until its Class Certificate Balance is reduced to zero and (iii) the non-PO percentage of any realized losses on the mortgage loans in loan group 3 that would otherwise be allocated to the Class 3-A-1, Class 3-A-2 and Class 3-A-3 Certificates will instead be allocated to the Class 3-A-5 Certificates, until its Class Certificate Balance is reduced to zero.

CREDIT ENHANCEMENT

The issuance of senior certificates and subordinated certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular distributions of interest and principal.

Subordination

The senior certificates will have a distribution priority over the related classes of subordinated certificates. Among the subordinated certificates offered by this free writing prospectus, within each group of subordinated certificates, each class of subordinated certificates will have a distribution priority over the class or classes of certificates in that subordinated certificate group with a higher numerical designation, if any.

Subordination is designed to provide the holders of certificates with a higher distribution priority with protection against losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses on the mortgage loans in a loan group in an aggregate loan group first, to the related group of subordinated certificates, beginning with the class of subordinated certificates in that subordinated certificate group then outstanding with the lowest priority of distribution, and second to the related senior certificates (other than the notional amount certificates) in accordance with the priorities set forth above under "-- Allocation of Realized Losses."

Additionally, as described above under "-- Principal Payments," unless certain conditions are met, the senior prepayment percentage related to a loan group in an aggregate loan group (which determines the allocation of unscheduled payments of principal between the related senior certificates and the related subordinated certificates) will exceed the related senior percentage (which represents such senior certificates' pro rata percentage interest in the mortgage loans in that loan group). This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates which receive these unscheduled payments of principal while, in the absence of realized losses, increasing the interest in the principal balance of the aggregate loan group evidenced by the related group of subordinated certificates. Increasing the respective interest of the related subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the related subordinated certificates.

Cross-Collateralization

If on any distribution date the aggregate class certificate balance of the senior certificates of a senior certificate group related to aggregate loan group II, other than the related Class PO Component, after giving effect to distributions to be made on that distribution date, is greater than the non-PO pool balance for the related loan group in aggregate loan group II (any such group, an "undercollateralized group"), all amounts otherwise distributable as principal to the group II subordinated certificates (or, following the senior credit support depletion date, the amounts described in the following sentence) will be distributed as principal to the group II senior certificates of that undercollateralized group, other than the related Class PO Component, until the aggregate class certificate balance of the senior certificates, other than the related Class PO Component, of the undercollateralized group equals the non-PO pool balance for that loan group in aggregate loan group II (such distribution, an "undercollateralization distribution"). If the senior certificates, other than the related Class PO Component, of a senior certificate group related to aggregate loan group II constitute an undercollateralized group on any distribution date following the senior credit support depletion date, undercollateralization distributions will be made from the excess of the available funds for the other loan group in aggregate loan group II remaining after all required amounts for that distribution date have been distributed to the senior certificates, other than the related Class PO Component, of that senior certificate group.

Accordingly, the group II subordinated certificates will not receive distributions of principal until each undercollateralized group is no longer undercollateralized.

All distributions described in this "--Cross-Collateralization" section will be made in accordance with the priorities set forth below under "Distributions on the Certificates -- Principal -- Senior Principal Distribution Amount" and "-- Subordinated Principal Distribution Amount."

There is no cross-collateralization permitted between the Group I Certificates and the Group II Certificates.

ADVANCES

The servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

OPTIONAL TERMINATION

The servicer may purchase all of the remaining assets of the trust fund relating to an aggregate loan group and retire all related outstanding classes of certificates on or after the distribution date on which the aggregate stated principal balance of the mortgage loans in that aggregate loan group and related real estate owned by the trust fund declines below 10% of the aggregate stated principal balance of the mortgage loans in that aggregate loan group as of the cut-off date.

LEGAL INVESTMENT

The senior certificates and the Class I-B-1 and Class II-B-1 Certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. None of the other classes of offered certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

         The certificates will be issued pursuant to the pooling and servicing agreement. The following sections of this free writing prospectus are summaries of the material terms of the certificates and the pooling and servicing agreement pursuant to which the certificates will be issued. They do not purport to be complete, however, and are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the pooling and servicing agreement after the issuing entity issues the certificates. The certificates represent obligations of the issuing entity only and do not represent an interest in or obligation of IndyMac MBS, Inc., IndyMac Bank, F.S.B. or any of their affiliates.

         The Mortgage Pass-Through Certificates, Series 2006-A will consist of the Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5, Class 1-A-6, Class 1-A-7, Class 1-A-8, Class 2-A-1, Class 2-A-2, Class 3-A-1, Class 3-A-2, Class 3-A-3, Class 3-A-4, Class 3-A-5, Class PO, Class A-X, Class A-R, Class I-B-1, Class I-B-2, Class I-B-3, Class I-B-4, Class I-B-5, Class I-B-6, Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4, Class II-B-5, Class II-B-6 and Class P Certificates. Only the classes of certificates listed on the cover page (all of which are together referred to as the "OFFERED CERTIFICATES") are offered by this free writing prospectus. The classes of offered certificates will have the respective initial Class Certificate Balances or initial Notional Amounts and pass-through rates set forth on the cover page or as described in this free writing prospectus. The initial Class Certificate Balances and initial Notional Amounts may vary in the aggregate by plus or minus 5%.

         When describing the certificates in this free writing prospectus, we use the following terms:

         DESIGNATION                                            CLASSES OF CERTIFICATES
         -----------                                            -----------------------
      Group 1 Senior                 Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5, Class 1-A-6,
  Certificates or Group I          Class 1-A-7, Class 1-A-8 and Class A-R Certificates and Class A-X-1
       Certificates                                            and Class PO-1 Components

Group 2 Senior Certificates             Class 2-A-1 and Class 2-A-2 Certificates and Class A-X-2 and Class PO-2
                                                                      Components

Group 3 Senior Certificates            Class 3-A-1, Class 3-A-2, Class 3-A-3, Class 3-A-4 and Class 3-A-5
                                             Certificates and Class PO-3 and Class A-X-3 Components

      Group II Senior                      Group 2 Senior Certificates and Group 3 Senior Certificates
       Certificates

 Senior Certificate Group           Each of the Group 1 Senior Certificates, Group 2 Senior Certificates and
                                                              Group 3 Senior Certificates

    Senior Certificates            Group 1 Senior Certificates, Group 2 Senior Certificates and Group 3 Senior
                                                                     Certificates

   Group I Subordinated                         Class I-B-1, Class I-B-2, Class I-B-3, Class I-B-4, Class
       Certificates                                            I-B-5 and Class I-B-6 Certificates

   Group II Subordinated            Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4, Class
       Certificates                                         II-B-5 and Class II-B-6 Certificates

 Subordinated Certificate         Each of the Group I Subordinated Certificates and Group II Subordinated Certificates
           Group

 Subordinated Certificates          Group I Subordinated Certificates and Group II Subordinated Certificates

         DESIGNATION                                            CLASSES OF CERTIFICATES
         -----------                                            -----------------------
   Group I Certificates                 Group I Senior Certificates and Group I Subordinated Certificates

   Group II Certificates               Group II Senior Certificates and Group II Subordinated Certificates

    LIBOR Certificates                 Class 1-A-4, Class 1-A-5, Class 1-A-6 and Class 1-A-7 Certificates

      Notional Amount                          Class 1-A-5, Class 1-A-7 and Class A-X Certificates
       Certificates

  Class B-1 Certificates                            Class I-B-1 and Class II-B-1 Certificates

   Private Certificates              Class I-B-4, Class I-B-5, Class I-B-6, Class II-B-4, Class II-B-5, Class
                                                            II-B-6 and Class P Certificates


         The certificates are generally referred to as the following types:

                 CLASS                                                         TYPE
                 -----                                                         ----
     Class 1-A-1 Certificates:                            Senior/Fixed Pass-Through Rate/Super Senior

     Class 1-A-2 Certificates:                               Senior/Fixed Pass-Through Rate/Support

     Class 1-A-3 Certificates:                                   Senior/Fixed Pass-Through Rate

     Class 1-A-4 Certificates:                                 Senior/Floating Pass-Through Rate
                                                      Senior/ Inverse Floating Pass-Through Rate/Notional

     Class 1-A-5 Certificates:                                        Amount/Interest Only

     Class 1-A-6 Certificates:                                 Senior/Floating Pass-Through Rate
                                                       Senior/Inverse Floating Pass-Through Rate/Notional

     Class 1-A-7 Certificates:                                        Amount/Interest Only

     Class 1-A-8 Certificates:                                   Senior/Fixed Pass-Through Rate

     Class 2-A-1 Certificates:                            Senior/Fixed Pass-Through Rate/Super Senior

     Class 2-A-2 Certificates:                               Senior/Fixed Pass-Through Rate/Support

     Class 3-A-1 Certificates:                            Senior/Fixed Pass-Through Rate/Super Senior

     Class 3-A-2 Certificates:                            Senior/Fixed Pass-Through Rate/Super Senior

     Class 3-A-3 Certificates:                            Senior/Fixed Pass-Through Rate/Super Senior

     Class 3-A-4 Certificates:                                 Senior/Fixed Pass-Through Rate/NAS

     Class 3-A-5 Certificates:                             Senior/Fixed Pass-Through Rate/NAS/Support

     Class A-X Certificates:                       Senior/Variable Pass-Through Rate/Notional Amount/Interest
                                                                         Only/Component

     Class PO Certificates:                                     Senior/Principal Only/Component

     Class A-R Certificates:                                         Senior/REMIC Residual

     Group I Subordinated Certificates:                       Subordinate/Fixed Pass-Through Rate

     Group II Subordinated Certificates:                     Subordinate/Variable Pass-Through Rate

     Class P Certificates:                                             Prepayment Charges

     Class A-R Certificates:                                                Residual


         The private certificates are not being offered by this free writing prospectus. Any information presented in this free writing prospectus with respect to the private certificates is provided only to permit a better understanding of the offered certificates. The initial Class Certificate Balances of the private certificates are set forth in this free writing prospectus under "Summary - Description of the Certificates." The classes of private certificates entitled to receive distributions of interest will have the respective pass-through rates set forth on the cover page of this free writing prospectus or described under "--Interest" in this free writing prospectus. The Class P Certificates will not bear interest. The Class P Certificates will be entitled to all prepayment charges received in respect of the Mortgage Loans and such amounts will not be available for distribution to the holders of the offered certificates and the other private certificates.

CALCULATION OF CLASS CERTIFICATE BALANCE

         The "CLASS CERTIFICATE BALANCE" of any class or component of certificates (other than the Notional Amount Certificates) as of any Distribution Date is the initial Class Certificate Balance of that class reduced by the sum of

o all amounts previously distributed to holders of certificates of that class as distributions of principal,

o the amount of Realized Losses (including Excess Losses) allocated to that class, and

o in the case of any class of subordinated certificates, any amounts allocated to the class in reduction of its Class Certificate Balance in respect of payments of related Class PO Deferred Amounts, as described in this free writing prospectus under "--Allocation of Losses;"

provided, however, that the Class Certificate Balance of each class of certificates to which Realized Losses have been allocated will be increased, sequentially in the order of payment priority, by the amount of Subsequent Recoveries on the Mortgage Loans in the related loan group distributed as principal to any related class of certificates, but not by more than the amount of Realized Losses previously allocated to reduce the Class Certificate Balance of such class of certificates.

         In addition, the Class Certificate Balance of the class of subordinated certificates related to an Aggregate Loan Group then outstanding with the lowest priority of distribution will be reduced if and to the extent that the aggregate Class Certificate Balance of all classes of certificates (other than the Class P Certificates) related to that Aggregate Loan Group following all distributions and the allocation of Realized Losses on any Distribution Date exceeds the pool principal balance of that Aggregate Loan Group as of the Due Date occurring in the month of the Distribution Date (after giving effect to principal prepayments in the related Prepayment Period).

         The Notional Amount Certificates do not have principal balances and are not entitled to any distributions in respect of principal on the Mortgage Loans.

         The Group I Senior Certificates will have an initial aggregate Class Certificate Balance of approximately $533,906,195 and will evidence in the aggregate an initial beneficial ownership interest in the Mortgage Loans in Aggregate Loan Group I of approximately 93.35%, and the Group II Senior Certificates will have an initial aggregate Class Certificate Balance of approximately $233,091,844 and will evidence in the aggregate an initial beneficial ownership interest in the Mortgage Loans in Aggregate Loan Group II of approximately 95.25%. The Class Subordination Percentage of each class of Group I Subordinated Certificates and Group II Subordinated Certificates as of the closing date, which represents the initial beneficial ownership of each such class in the related Aggregate Loan Group, is approximately as follows:

                                                                                                        INITIAL
                                                                                                       BENEFICIAL
                                                                                                       OWNERSHIP
 GROUP I SUBORDINATED CERTIFICATES                                                                     PERCENTAGE
 ---------------------------------                                                                     ----------
Class I-B-1........................................................................................      2.30%
Class I-B-2........................................................................................      2.45%
Class I-B-3........................................................................................      0.60%
Class I-B-4........................................................................................      0.55%
Class I-B-5........................................................................................      0.45%
Class I-B-6........................................................................................      0.30%

                                                                                                        INITIAL
                                                                                                       BENEFICIAL
                                                                                                       OWNERSHIP
GROUP II SUBORDINATED CERTIFICATES                                                                     PERCENTAGE
----------------------------------                                                                     ----------
Class II-B-1.......................................................................................      2.15%
Class II-B-2.......................................................................................      0.90%
Class II-B-3.......................................................................................      0.60%
Class II-B-4.......................................................................................      0.45%
Class II-B-5.......................................................................................      0.35%
Class II-B-6.......................................................................................      0.30%

         The Class A-R Certificates and the private certificates will be issued in fully registered certificated form. All of the remaining classes of offered certificates will be represented by book-entry certificates. The book-entry certificates will be issuable in book-entry form only. The Class A-R Certificates will be issued in a denomination of $100.

NOTIONAL AMOUNT CERTIFICATES

         The Class 1-A-5, Class 1-A-7 and Class A-X Certificates (collectively, the "NOTIONAL AMOUNT Certificates") will not have Class Certificate Balances but will bear interest on their respective outstanding Notional Amounts.

         The "NOTIONAL AMOUNT" of the Class 1-A-5 Certificates for any Distribution Date will equal the Class Certificate Balance of the Class 1-A-4 Certificates immediately prior to that Distribution Date.

         The "NOTIONAL AMOUNT" of the Class 1-A-7 Certificates for any Distribution Date will equal the Class Certificate Balance of the Class 1-A-6 Certificates immediately prior to that Distribution Date.

         The "NOTIONAL AMOUNT" of the Class A-X Certificates for any Distribution Date will equal the sum of the Class A-X-1, Class A-X-2 and Class A-X-3 Component Notional Amounts.

         The "DUE PERIOD" means for any Distribution Date, the period commencing on the second day of the month preceding the month in which the Distribution Date occurs and ending on the first day of the month in which the Distribution Date occurs.

COMPONENT CLASSES

         Solely for purposes of calculating distributions and allocating losses, the Class PO and Class A-X Certificates will be made up of three components having the designations and initial Component Balances or initial Component Notional Amounts set forth below as of the closing date:

                                                       INITIAL COMPONENT BALANCE
                        DESIGNATION                          (APPROXIMATE)
                        -----------                          -------------
Class PO-1......................................    $3,123,095
Class PO-2......................................    $1,338,724
Class PO-3......................................    $22,119

                                                      INITIAL COMPONENT NOTIONAL
                        DESIGNATION                       AMOUNT (APPROXIMATE)
                        -----------                       --------------------
Class A-X-1.....................................    $462,851,386
Class A-X-2.....................................    $12,445,211
Class A-X-3.....................................    $143,905,216

         The "COMPONENT BALANCE" with respect to any Class PO Component as of any Distribution Date is the initial Component Balance on the closing date, reduced by all amounts applied and losses allocated in reduction of the principal balance of such component on all previous Distribution Dates and increased by the allocable portion of Subsequent Recoveries on the Mortgage Loans in the related loan group.

         The Class Certificate Balance of the Class PO Certificates on any Distribution Date will be equal to the aggregate Component Balance of the Class PO Components on that Distribution Date. The Class PO Components comprising the Class PO Certificates will not be separately transferable from the Class PO Certificates. As used in this free writing prospectus, "CLASS PO COMPONENT" will mean the Class PO-1, Class PO-2 or Class PO-3 Component, as applicable. The Class PO-1 Component will relate to loan group 1, the Class PO-2 Component will relate to loan group 2 and the Class PO-3 Component will relate to loan group 3.

         The "COMPONENT NOTIONAL AMOUNT" of the Class A-X-1 Component for any Distribution Date will equal the aggregate Stated Principal Balance of the Non-Discount Mortgage Loans in loan group 1 as of the first day of the related Due Period (after giving effect to prepayments received in the Prepayment Period ending in that Due Period).

         The "COMPONENT NOTIONAL AMOUNT" of the Class A-X-2 Component for any Distribution Date will equal the aggregate Stated Principal Balance of the Non-Discount Mortgage Loans in loan group 2 as of the first day of the related Due Period (after giving effect to prepayments received in the Prepayment Period ending in that Due Period).

         The "COMPONENT NOTIONAL AMOUNT" of the Class A-X-3 Component for any Distribution Date will equal the aggregate Stated Principal Balance of the Non-Discount Mortgage Loans in loan group 3 as of the first day of the related Due Period (after giving effect to prepayments received in the Prepayment Period ending in that Due Period).

         The Notional Amount of the Class A-X Certificates on any Distribution Date will equal the aggregate Component Notional Amount of the Class A-X Components on that Distribution Date. The Class A-X Components comprising the Class A-X Certificates will not be separately transferable from the Class A-X Certificates. As used in this free writing prospectus, "CLASS A-X COMPONENT" will mean the Class A-X-1, Class A-X-2 or Class A-X-3 Component, as applicable. The Class A-X-1 Component will relate to loan group 1, the Class A-X-2 Component will relate to loan group 2 and the Class A-X-3 Component will relate to loan group 3.

BOOK-ENTRY CERTIFICATES

         The offered certificates (other than the Class A-R Certificates) will be book-entry certificates (the "BOOK-ENTRY CERTIFICATES"). The Class A-R Certificates will be issued as a single certificate in fully registered certificated form. Persons acquiring beneficial ownership interests in the Book-Entry Certificates ("CERTIFICATE OWNERS") may elect to hold their Book-Entry Certificates through The Depository Trust Company ("DTC") in the United States or, upon request, through Clearstream, Luxembourg (as defined in this free writing prospectus) or the Euroclear System ("EUROCLEAR") in Europe, if they are participants of such systems, or indirectly through organizations that are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates that equal the aggregate Class Certificate Balance or Notional Amount of the offered certificates, as applicable, and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream Banking's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, Luxembourg and JPMorgan Chase Bank will act as depositary for Euroclear (in such capacities, individually the "RELEVANT DEPOSITARY" and collectively the "EUROPEAN DEPOSITARIES"). Investors may hold such beneficial interests in the offered certificates (other than the Class 1-A-8, Class 3-A-3 and Class A-R Certificates) in minimum denominations representing Class Certificate Balances or Notional Amounts of $25,000 and integral multiples of $1,000 in excess thereof. Investors may hold such beneficial interests in the Class 1-A-8 and Class 3-A-3 Certificates in minimum denominations representing Class Certificate Balances of $1,000 and integral multiples of $1,000 in excess thereof. One investor of each class of book-entry certificates may hold a beneficial interest therein that is not an integral multiple of $1,000. Except as described below, no person acquiring a Book-Entry

Certificate will be entitled to receive a physical certificate representing such offered certificate (a "DEFINITIVE CERTIFICATE"). Unless and until Definitive Certificates are issued, it is anticipated that the only Certificateholder of the offered certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the pooling and servicing agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations ("PARTICIPANTS") and DTC.

         The Certificate Owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "FINANCIAL INTERMEDIARY") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Certificate Owner's Financial Intermediary is not a DTC participant and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

         Certificate Owners will receive all distributions of principal of, and interest on, the offered certificates from the trustee through DTC and DTC participants. While the offered certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "DTC RULES"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the offered certificates and is required to receive and transmit distributions of principal of, and interest on, the offered certificates. Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("INDIRECT PARTICIPANTS"), with whom Certificate Owners have accounts with respect to offered certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

         Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the offered certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of offered certificates only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective Participants. Under the DTC Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

         Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Participant will be made during, subsequent securities settlement processing and dated the business day following, the DTC settlement date. Such credits or any transactions in such securities, settled during such processing will be reported to the relevant Euroclear or Clearstream, Luxembourg Participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear, as a result of sales of securities by or through a Clearstream, Luxembourg Participant or Euroclear Participant to a DTC Participant, will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

         Transfers between Participants will occur in accordance with DTC Rules. Transfers between Clearstream, Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterpart in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

         DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the DTC Rules.

         Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg ("CLEARSTREAM, LUXEMBOURG"), was incorporated in 1970 as "Clearstream, Luxembourg S.A." a company with limited liability under Luxembourg law (a societe anonyme). Clearstream, Luxembourg S.A. subsequently changed its name to Cedelbank. On 10 January 2000, Cedelbank's parent company, Clearstream, Luxembourg International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Clearstream, Luxembourg International, societe anonyme ("NEW CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Clearstream, Luxembourg International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Clearstream, Luxembourg International's stock.

         Further to the merger, the Board of Directors of New Clearstream, Luxembourg International decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is "Clearstream" With effect from January 14, 2000 New CI has been renamed "Clearstream International, societe anonyme." On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme" and Clearstream, Luxembourg Global Services was renamed "Clearstream Services, societe anonyme."

         On January 17, 2000 DBC was renamed "Clearstream Banking AG." This means that there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking," the entity previously named "Cedelbank" and the entity previously named "Deutsche Borse Clearing AG."

         Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, "CSSF," which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V. as the Operator of the Euroclear System (the "EUROCLEAR OPERATOR") in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

         Euroclear was created in 1968 to hold securities for participants of Euroclear ("EUROCLEAR Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "COOPERATIVE"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         The Euroclear Operator has a banking license from the Belgian Banking and Finance Commission. This license authorizes the Euroclear Operator to carry out banking activities on a global basis.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "TERMS AND CONDITIONS"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

         Distributions on the Book-Entry Certificates will be made on each Distribution Date by the trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the Certificate Owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Certificate Owners that it represents.

         Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the trustee to Cede & Co. Distributions with respect to offered certificates held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Certificate Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

         Monthly and annual reports on the issuing entity provided by the trustee to Cede & Co., as nominee of DTC, may be made available to Certificate Owners upon request, in accordance with the DTC Rules and the rules, regulations and procedures creating and affecting the Relevant Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such Certificate Owners are credited.

         DTC has advised the depositor and the trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the pooling and servicing agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a Book-Entry Certificate under the pooling and servicing agreement on behalf of a Clearstream, Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

         Definitive Certificates will be issued to Certificate Owners, or their nominees, rather than to DTC, only if (a) DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the Book-Entry Certificates and the depositor or the trustee is unable to locate a qualified successor, or (b) after the occurrence of an event of default under the pooling and servicing agreement), beneficial owners having not less than 51% of the voting rights (as defined in the pooling and servicing agreement) evidenced by the offered certificates advise the trustee and DTC through the Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners of such class.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the trustee will issue Definitive Certificates, and thereafter the trustee will recognize the holders of such Definitive Certificates as holders of the related offered certificates under the pooling and servicing agreement.

         Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DETERMINATION OF LIBOR

         The Class 1-A-4, Class 1-A-5, Class 1-A-6 and Class 1-A-7 Certificates (we sometimes refer to these classes of certificates as the "LIBOR CERTIFICATES") will bear interest during each interest accrual period at the applicable rate determined as described under "--Interest" below.

         LIBOR applicable to an interest accrual period will be determined on the second London Business Day prior to the commencement of such interest accrual period (a "LIBOR DETERMINATION DATE"). On each LIBOR Determination Date for the LIBOR Certificates, the trustee, as calculation agent (in such capacity, the "CALCULATION AGENT"), will establish LIBOR for the interest accrual period on the basis of the British Bankers' Association ("BBA") "INTEREST SETTLEMENT RATE" for one-month deposits in U.S. dollars as found on Moneyline Telerate Page 3750 as of 11:00 a.m. London time on each LIBOR Determination Date. Interest Settlement Rates currently are based on rates quoted by sixteen BBA designated banks as being, in the view of such banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. Such Interest Settlement Rates are calculated by eliminating the four highest rates and the four lowest rates, averaging the eight remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places. "MONEYLINE TELERATE PAGE 3750" means the display page currently so designated on the Moneyline Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices). "LONDON BUSINESS DAY" means any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

         If on any LIBOR Determination Date, the Calculation Agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next interest accrual period will be calculated in accordance with the method described in the prospectus.

         If on the initial LIBOR Determination Date, the Calculation Agent is required but unable to determine LIBOR in the manner provided in the prospectus, LIBOR for the initial interest accrual period will be 4.53%.

PAYMENTS ON MORTGAGE LOANS; ACCOUNTS

         On or before the closing date, the servicer will establish an account (the "CERTIFICATE ACCOUNT"), which will be maintained in trust for the benefit of the certificateholders. The servicer will deposit or cause to be deposited in the Certificate Account all amounts required to be deposited in it under the pooling and servicing agreement. The servicer may withdraw funds from the Certificate Account for purposes set forth in the pooling and servicing agreement. On or before the closing date, the trustee will establish an account (the "DISTRIBUTION ACCOUNT"), which will be maintained with the trustee in trust for the benefit of the certificateholders. On or prior to the business day immediately preceding each Distribution Date, the servicer will withdraw from the Certificate Account the amount of Available Funds for that Distribution Date and will deposit such Available Funds in the Distribution Account. The holders of the Class P Certificates will be entitled to all prepayment charges received on the Mortgage Loans and such amounts will not be available for distribution to the holders of the other certificates. There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

         Prior to each Determination Date, the servicer is required to provide the trustee a report containing the data and information concerning the Mortgage Loans that is required by the trustee to prepare the monthly statement to certificateholders for the related Distribution Date. The trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the servicer in that report and will be permitted to conclusively rely on any information provided to it by the servicer.

INVESTMENTS OF AMOUNTS HELD IN ACCOUNTS

         The Certificate Account and the Distribution Account. At the direction of the servicer, all funds in the Certificate Account and the Distribution Account will be invested in permitted investments so long as they are received from the servicer in a timely manner along with specific instructions as to how they are to be invested. All income and gain net of any losses realized will be for the benefit of the servicer as additional servicing compensation and will be remitted to it monthly as described herein.

         The amount of any losses incurred in the Certificate Account or the Distribution Account in respect of the investments will be deposited by the servicer in the Certificate Account or paid to the trustee for deposit into the Distribution Account out of the servicer's own funds immediately as realized. The trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account or the Distribution Account and made in accordance with the pooling and servicing agreement.

FEES AND EXPENSES

         The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

    TYPE / RECIPIENT (1)                         AMOUNT                       GENERAL PURPOSE
    --------------------                         ------                       ---------------
FEES

Servicing Fee / Servicer       From 0.250% to 0.320% per annum of the      Compensation
                               Stated Principal Balance of each Mortgage
                               Loan (3)


Additional Servicing           o      All late payment fees,               Compensation
Compensation / Servicer               assumption fees and other similar
                                      charges (excluding prepayment
                                      charges)

                               o      All investment income earned on      Compensation
                                      amounts on deposit in the
                                      Certificate Account and
                                      Distribution Account.

                               o      Excess Proceeds (5)                  Compensation

Trustee Fee / trustee          0.0035% per annum of the Stated Principal   Compensation
                               Balance of each Mortgage Loan

EXPENSES

Insurance expenses / Servicer  Expenses incurred by the Servicer           Reimbursement of
                                                                           Expenses


Servicing Advances /           To the extent of funds available, the       Reimbursement of
Servicer                       amount of any Servicing Advances.           Expenses




    TYPE / RECIPIENT (1)                        SOURCE (2)                          FREQUENCY
    --------------------                        ----------                          ---------
FEES

Servicing Fee / Servicer       Interest collected with respect to each                Monthly
                               Mortgage Loan and any Liquidation Proceeds
                               or Subsequent Recoveries that are allocable
                               to accrued and unpaid interest (4)

Additional Servicing           Payments made by obligors with respect to         Time to time
Compensation / Servicer        the Mortgage Loans



                               Investment income related to the Certificate           Monthly
                               Account and the Distribution Account



                               Liquidation Proceeds and Subsequent               Time to time
                                 Recoveries
Trustee Fee / trustee          Interest Remittance Amount                             Monthly


EXPENSES

Insurance expenses / Servicer  To the extent the expenses are covered by an      Time to time
                               insurance policy with respect to the
                               Mortgage Loan

Servicing Advances /           With respect to each Mortgage Loan, late          Time to time
Servicer                       recoveries of the payments of the costs and
                               expenses, Liquidation Proceeds, Subsequent
                               Recoveries, purchase proceeds or repurchase
                               proceeds for that Mortgage Loan (6)

    TYPE / RECIPIENT (1)                         AMOUNT                       GENERAL PURPOSE
    --------------------                         ------                       ---------------
Indemnification expenses /     Amounts for which the seller, the           Indemnification
the seller, the servicer and   Servicer and the depositor are entitled
the depositor                  to indemnification (7)


    TYPE / RECIPIENT (1)                      SOURCE (2)                            FREQUENCY
    --------------------                      ----------                            ---------
Indemnification expenses /     Amounts on deposit on the Certificate                  Monthly
the seller, the servicer and   Account on any Distribution Account Deposit
the depositor                  Date, following the transfer to the
                               Distribution Account

(1) If the trustee succeeds to the position of servicer, it will be entitled to receive the same fees and expenses of the servicer described in this free writing prospectus. Any change to the fees and expenses described in this free writing prospectus would require an amendment to the pooling and servicing agreement.

(2) Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the servicer in the case of amounts owed to the servicer) prior to distributions on the certificates.

(3) The Servicing Fee Rate for each Mortgage Loan will equal either 0.250% or 0.320% per annum. The amount of the monthly servicing fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full.

(4) The servicing fee is payable from interest collections on the Mortgage Loans, but may be paid from any other amounts on deposit in the Certificate Account, if interest collections are insufficient to pay the Servicing Fee.

(5) "Excess Proceeds" with respect to a liquidated Mortgage Loan means the amount, if any, by which the sum of any net liquidation proceeds and Subsequent Recoveries exceeds the sum of (i) the unpaid principal balance of the Mortgage Loans and (ii) accrued interest on the Mortgage Loan at the Mortgage Rate during each Due Period as to which interest was not paid or advanced on the Mortgage Loan.

(6) Reimbursement of Servicing Advances for a Mortgage Loan is limited to the late recoveries of the payments of the costs and expenses, Liquidation Proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan.

(7) Each of the seller, the servicer, the trustee and the depositor are entitled to indemnification of certain expenses as described in this free writing prospectus under "-- Certain Matters related to the Servicer, the Depositor and the Seller."

DISTRIBUTIONS

         Distributions on the certificates will be made by the trustee on the 25th day of each month, or if such day is not a business day, on the first business day thereafter, commencing in March 2006 (each, a "DISTRIBUTION DATE"), to the persons in whose names such certificates are registered at the close of business on the Record Date. The "RECORD DATE" for (x) the LIBOR Certificates, so long as such certificates are Book-Entry Certificates, is the business day immediately prior to such Distribution Date and (y) for any other class of certificates and any Definitive Certificates, is the last business day of the month immediately preceding the month of such Distribution Date.

         Distributions on each Distribution Date will be made by check mailed to the address of the person entitled thereto as it appears on the applicable certificate register or in the case of a certificateholder who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of such certificateholder at a bank, or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of such certificates at the corporate trust office of the trustee.

PRIORITY OF DISTRIBUTIONS AMONG CERTIFICATES

         As more fully described in this free writing prospectus, distributions on the senior certificates will be made on each Distribution Date primarily from Available Funds of the related loan group for such Distribution Date, and, in the case of Aggregate Loan Group II in certain circumstances, from any Available Funds from the other loan group in Aggregate Loan Group II remaining after distribution to the senior certificates related to such loan group. Distributions on the subordinated certificates related to an Aggregate Loan Group will be based on any remaining Available Funds for all loan groups in the related Aggregate Loan Group for such Distribution Date after giving effect to distributions on all related classes of senior certificates and payment in respect of related Class PO Deferred Amounts, and will be made in the following order of priority:

         1. to interest on each interest-bearing class or component of senior certificates in the related senior certificate group, pro rata, based on their respective Interest Distribution Amounts;

         2. to principal on the classes and components of senior certificates in the related senior certificate group then entitled to receive distributions of principal, in the order and subject to the priorities set forth in this free writing prospectus under "Description of the Certificates -- Principal," in each case in an aggregate amount up to the maximum amount of principal to be distributed on the classes of certificates in the related senior certificate group on the Distribution Date;

         3. to any Class PO Deferred Amounts with respect to the applicable Class PO Component, but only from amounts that would otherwise be distributed on the Distribution Date as principal of the subordinated certificates in the related subordinated certificate group; and

         4. with respect to Aggregate Loan Group II, from Available Funds from both related loan groups, to interest on and then principal of each class of Group II Subordinated Certificates, in the order of their numerical class designations, in each case subject to (x) any payments that may be required to be made as described in this free writing prospectus under "--Cross-Collateralization" and (y) the limitations set forth in this free writing prospectus under "Description of the Certificates -- Interest" and "Principal."

         "AVAILABLE FUNDS" for a loan group for any Distribution Date will be equal to the sum of:

         o all scheduled installments of interest (net of the Expense Fees for that loan group) and principal due on the Mortgage Loans in that loan group on the Due Date in the month in which the Distribution Date occurs and received before the related Determination Date, together with any advances with respect to them;

         o all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the Mortgage Loans in that loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the mortgagor in accordance with the servicer's normal servicing procedures and (a) all other cash amounts received and retained in connection with the liquidation of defaulted Mortgage Loans in that loan group, by foreclosure or otherwise during the calendar month preceding the month of the Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any) and (b) any Subsequent Recoveries on the Mortgage Loans in that loan group;

         o all partial or full prepayments with respect to Mortgage Loans in that loan group received during the related Prepayment Period, together with all interest paid in connection with the prepayment, other than certain excess amounts, and Compensating Interest allocated to the related loan group; and

         o amounts received with respect to the Distribution Date as the Substitution Adjustment Amount or purchase price in respect of a deleted Mortgage Loan or a Mortgage Loan in that loan group repurchased by the seller or the servicer as of the Distribution Date;

         reduced by amounts in reimbursement for advances previously made and other amounts as to which the servicer is entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement.

INTEREST

         The classes and components of offered certificates entitled to receive distributions of interest will have the respective pass-through rates set forth on the cover page of this free writing prospectus or described below.

         The pass-through rate for the Class 1-A-4 Certificates for the interest accrual period related to any Distribution Date will be a per annum rate equal to the lesser of (i) LIBOR plus 0.70% and (ii) 6.00%. The pass-through rate for the Class 1-A-4 Certificates for the interest accrual period related to the first Distribution Date is expected to be approximately 5.23%. The Class 1-A-4 Certificates will be entitled to Yield Supplement Amounts to the extent that LIBOR exceeds 5.30%, as described below.

         The pass-through rate for the Class 1-A-5 Certificates for the interest accrual period related to any Distribution Date will be a per annum rate equal to 5.30% minus LIBOR, subject to a maximum of 5.30% and a minimum of 0% for that interest accrual period. The pass-through rate for the Class 1-A-5 Certificates for the interest accrual period related to the first Distribution Date is expected to be approximately 0.77%.

         The pass-through rate for the Class 1-A-6 Certificates for the interest accrual period related to any Distribution Date will be a per annum rate equal to the lesser of (i) LIBOR plus 0.50% and (ii) 6.00%. The pass-through rate for the Class 1-A-6 Certificates for the interest accrual period related to the first Distribution Date is expected to be approximately 5.03%. The Class 1-A-6 Certificates will be entitled to Yield Supplement Amounts to the extent that LIBOR exceeds 5.50%, as described below.

         The pass-through rate for the Class 1-A-7 Certificates for the interest accrual period related to any Distribution Date will be a per annum rate equal to 5.50% minus LIBOR, subject to a maximum of 5.50% and a minimum of 0% for that interest accrual period. The pass-through rate for the Class 1-A-7 Certificates for the interest accrual period related to the first Distribution Date is expected to be approximately 0.97%.

         The pass-through rate for the Class A-X-1 Component for the interest accrual period for any Distribution Date will be equal to the excess of the average of the adjusted net mortgage rates of the Non-Discount Mortgage Loans in loan group 1, weighted on the basis of their respective Stated Principal Balances as of the first day of the related Due Period (after giving effect to prepayments received in the Prepayment Period ending during that Due Period), over 6.00% per annum. The pass-through rate for the Class A-X-1 Component for the interest accrual period for the first Distribution Date is expected to be approximately 0.43% per annum.

         The pass-through rate for the Class A-X-2 Component for the interest accrual period for any Distribution Date will be equal to the excess of the average of the adjusted net mortgage rates of the Non-Discount Mortgage Loans in loan group 2, weighted on the basis of their respective Stated Principal Balances as of the first day of the related Due Period (after giving effect to prepayments received in the Prepayment Period ending during that Due Period), over 5.75% per annum. The pass-through rate for the Class A-X-2 Component for the interest accrual period for the first Distribution Date is expected to be approximately 0.09% per annum.

         The pass-through rate for the Class A-X-3 Component for the interest accrual period for any Distribution Date will be equal to the excess of the average of the adjusted net mortgage rates of the Non-Discount Mortgage Loans in loan group 3, weighted on the basis of their respective Stated Principal Balances as of the first day of the related Due Period (after giving effect to prepayments received in the Prepayment Period ending during that Due Period), over 6.00% per annum. The pass-through rate for the Class A-X-3 Component for the interest accrual period for the first Distribution Date is expected to be approximately 0.25% per annum.

         The pass-through rate for a class of Group II Subordinated Certificates for the interest accrual period related to any Distribution Date will be a per annum rate equal to the sum of:

         o 5.75% multiplied by the Assumed Balance of the group 2 mortgage loans for that Distribution Date, and

         o 6.00% multiplied by the Assumed Balance of the group 3 mortgage loans for that Distribution Date;

         divided by the aggregate Class Certificate Balance of the Group II Subordinated Certificates immediately prior to that Distribution Date. The pass-through rate for each class of Group II Subordinated Certificates for the first interest accrual period is expected to be approximately 5.94% per annum.

         On each Distribution Date, to the extent of funds available, each interest-bearing class and component of certificates will be entitled to receive an amount allocable to interest for the related interest accrual period. This "INTEREST DISTRIBUTION AMOUNT" for any interest-bearing class or component will be equal to the sum of (a) interest accrued during the related interest accrual period at the applicable pass-through rate on the related Class Certificate Balance or Component Notional Amount, as the case may be, immediately prior to the applicable Distribution Date and (b) the sum of the amounts, if any, by which the amount described in clause (a) above on each prior Distribution Date exceeded the amount actually distributed as interest on the prior Distribution Dates and not subsequently distributed (which are called unpaid interest amounts). The Class PO Certificates are principal only certificates and will not bear interest.

         On each Distribution Date on or prior to the Distribution Date in September 2009 on which LIBOR exceeds 5.30%, in addition to the Interest Distribution Amount described in the preceding paragraph, the Class 1-A-4 Certificates will also be entitled to receive distributions of the related Yield Supplement Amount from payments made under the related Yield Maintenance Agreement.

         On each Distribution Date on or prior to the Distribution Date in November 2010 on which LIBOR exceeds 5.50%, in addition to the Interest Distribution Amount described in the preceding paragraph, the Class 1-A-6 Certificates will also be entitled to receive distributions of the related Yield Supplement Amount from payments made under the related Yield Maintenance Agreement.

         With respect to each Distribution Date for the LIBOR Certificates, the "INTEREST ACCRUAL PERIOD" will be the one-month period commencing on the 25th day of the month before the month in which that Distribution Date occurs and ending on the 24th day of the month in which the Distribution Date occurs. With respect to each Distribution Date for all other classes of interest-bearing certificates, the "INTEREST ACCRUAL PERIOD" will be the calendar month preceding the month of the Distribution Date. Each interest accrual period will be deemed to consist of 30 days. Interest will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months.

         The interest entitlement described above for each interest-bearing class or component of certificates for any Distribution Date will be reduced by the amount of Net Interest Shortfalls experienced by (a) the related loan group, with respect to the senior certificates and the Group I Subordinated Certificates and (b) both related loan groups, with respect to the Group II Subordinated Certificates. With respect to any Distribution Date and loan group, the "NET INTEREST SHORTFALL" is equal to the sum of:

         o any net prepayment interest shortfalls for that loan group for that Distribution Date and

         o the amount of interest that would otherwise have been received with respect to any Mortgage Loan that was the subject of a Relief Act Reduction or a Special Hazard Loss, Fraud Loss, Debt Service Reduction or Deficient Valuation, after the exhaustion of the respective amounts of coverage provided by the subordinated certificates in the related subordinated certificate group for those types of losses.

         Net Interest Shortfalls on the group 1 mortgage loans on any Distribution Date will be allocated pro rata among all interest-bearing classes and components of Group I Certificates on such Distribution Date, based on the amount of interest each such class of Group I Certificates would otherwise be entitled to receive on such Distribution Date, before taking into account any reduction in such amounts from such Net Interest Shortfalls.

         Net Interest Shortfalls for a loan group in Aggregate Loan Group II on any Distribution Date will be allocated pro rata among all interest-bearing classes and components in the related senior certificate group and the classes of Group II Subordinated Certificates on such Distribution Date, based on the amount of interest each such class of certificates would otherwise be entitled to receive (or, in the case of the Group II Subordinated Certificates, be deemed to be entitled to receive based on the subordinated class' share of the Assumed Balance, as described more fully below) on such Distribution Date, in each case before taking into account any reduction in such amounts from such Net Interest Shortfalls.

         For purposes of allocating Net Interest Shortfalls for a loan group in Aggregate Loan Group II to the Group II Subordinated Certificates on any Distribution Date, the amount of interest each class of Group II Subordinated Certificates would otherwise be deemed to be entitled to receive from Available Funds for that loan group in Aggregate Loan Group II on the Distribution Date will be equal to an amount of interest at the pass-through rate on a balance equal to that class' pro rata share (based on their respective Class Certificate Balances) of the Assumed Balance for that Distribution Date. The "ASSUMED BALANCE" for a Distribution Date and loan group in Aggregate Loan Group II is equal to the related Group II Subordinated Percentage for that Distribution Date relating to that loan group of the aggregate of the Non-PO Percentage of the Stated Principal Balance of each Mortgage Loan in that loan group as of the Due Date occurring in the month prior to the month of that Distribution Date (after giving effect to prepayments received in the Prepayment Period related to such Due Date). Notwithstanding the foregoing, on any Distribution Date after a Senior Termination Date, Net Interest Shortfalls for the related loan group in Aggregate Loan Group II will be allocated to the classes of Group II Subordinated Certificates based on the amount of interest each such class of Group II Subordinated Certificates would otherwise be entitled to receive on that Distribution Date.

         A "RELIEF ACT REDUCTION" is a reduction in the amount of the monthly interest payment on a Mortgage Loan pursuant to the Servicemembers Civil Relief Act or any similar state or local law.

         With respect to any Distribution Date, a net prepayment interest shortfall for a loan group is the amount by which the aggregate of the prepayment interest shortfalls experienced by the Mortgage Loans in that loan group during the related Prepayment Period exceeds the Compensating Interest for that Distribution Date and loan group and, in the case of Aggregate Loan Group II, the excess, if any, of the Compensating Interest for the other loan group in Aggregate Loan Group II over the prepayment interest shortfalls for that loan group in Aggregate Loan Group II. A "PREPAYMENT INTEREST SHORTFALL" is the amount by which interest paid by a borrower in connection with a prepayment of principal on a Mortgage Loan during the portion of a Prepayment Period occurring in the month prior to the month of the applicable Distribution Date is less than one month's interest at the related Mortgage Rate, net of the related servicing fee rate, on the Stated Principal Balance of the Mortgage Loan.

         The significance percentage for each yield maintenance agreement is less than 10%. The "significance percentage" for a yield maintenance agreement is the percentage that the significance estimate of such yield maintenance agreement represents of the Class Principal Balance of the Class 1-A-4 or Class 1-A-6 Certificates.

The "significance estimate" of each yield maintenance agreement is determined based on a reasonable good-faith estimate of the maximum probable exposure of such yield maintenance agreement, made in substantially the same manner as that used in IndyMac Bank's internal risk management process in respect of similar instruments.

         If on any Distribution Date, Available Funds for a loan group in the Certificate Account applied in the order described above under "-- Priority of Distributions Among Certificates" are insufficient to make a full distribution of the interest entitlement on the group of certificates related to that loan group, interest will be distributed on each class of certificates in that certificate group of equal priority based on the amount of interest it would otherwise have been entitled to receive in the absence of the shortfall. Any unpaid interest amount will be carried forward and added to the amount holders of each class of certificates in that certificate group will be entitled to receive on the next Distribution Date. A shortfall could occur, for example, if losses realized on the Mortgage Loans in that loan group were exceptionally high or were concentrated in a particular month. Any unpaid interest amount so carried forward will not bear interest.

YIELD SUPPLEMENT AMOUNT

         The "YIELD SUPPLEMENT AMOUNT" for the Class 1-A-4 Certificates and any Distribution Date will equal the product of:

         (i) the excess of (A) the lesser of (x) LIBOR (as determined by the Cap Counterparty) and (y) 8.80% over (B) 5.30%,

         (ii) the Yield Maintenance Notional Balance for that Distribution Date, and

         (iii) a fraction, the numerator of which is the number of days in the related accrual period (calculated on the basis of a 360-day year of twelve 30-day months), and the denominator of which is 360.

         The "YIELD SUPPLEMENT AMOUNT" for the Class 1-A-6 Certificates and any Distribution Date will equal the product of:

         (i) the excess of (A) the lesser of (x) LIBOR (as determined by the Cap Counterparty) and (y) 9.00% over (B) 5.50%,

         (ii) the Yield Maintenance Notional Balance for that Distribution Date, and

         (iii) a fraction, the numerator of which is the number of days in the related accrual period (calculated on the basis of a 360-day year of twelve 30-day months), and the denominator of which is 360.

         The Yield Maintenance Agreements; Yield maintenance reserve funds. The issuing entity will have the benefit of two interest rate corridor cap agreements (each, a "YIELD MAINTENANCE AGREEMENT") between the issuing entity and the Cap Counterparty, as evidenced by a confirmation.

         Pursuant to each Yield Maintenance Agreement, the terms of an ISDA Master Agreement were incorporated into the confirmation of such Yield Maintenance Agreement as if such ISDA Master Agreement had been executed by the trustee and the Cap Counterparty on the date such Yield Maintenance Agreement was executed. Each Yield Maintenance Agreement is also subject to certain ISDA definitions, as published by the International Swaps and Derivatives Association, Inc.

         On or prior to the related yield maintenance agreement termination date, on the business day preceding each Distribution Date beginning in April 2006, the Cap Counterparty will make payments of the related Yield Supplement Amount, if any.

         The "YIELD MAINTENANCE AGREEMENT TERMINATION DATE" for the Class 1-A-4 Certificates is the Distribution Date in September 2009 and for the Class 1-A-6 Certificates is the Distribution Date in November 2010. Each Yield

Maintenance Agreement is scheduled to remain in effect up to and including the related yield maintenance agreement termination date.

         The "YIELD MAINTENANCE NOTIONAL BALANCE" on each Distribution Date on or prior to related yield maintenance agreement termination date is as described in Schedule 2 to this free writing prospectus, subject to a maximum equal to the Class Certificate Balance of the Class 1-A-4 or Class 1-A-6 Certificates, as applicable, immediately prior to such Distribution Date. After a yield maintenance agreement termination date, the related Yield Maintenance Notional Balance will be equal to zero, and the related Yield Maintenance Agreement will be terminated.

         The Yield Maintenance Notional Balances for the Class 1-A-4 and Class 1-A-6 Certificates decline based on the Mortgage Loans having a prepayment rate equal to 100% and 85%, respectively, of the Prepayment Assumption.

         Payments made under a Yield Maintenance Agreement will be based on the related Yield Maintenance Notional Balance on a Distribution Date. If the related Yield Maintenance Notional Balance set forth on Schedule 2 to this free writing prospectus decreases at a faster rate than the Class Certificate Balance of the Class 1-A-4 or Class 1-A-6 Certificates, as applicable, payments under the related Yield Maintenance Agreement may be insufficient to distribute the related Yield Supplement Amount to the Class 1-A-4 or Class 1-A-6 Certificates, as applicable.

         Each Yield Maintenance Agreement will be subject to early termination only in limited circumstances. Such circumstances generally include certain insolvency or bankruptcy events relating to the Cap Counterparty or the issuing entity, the failure of the Cap Counterparty (three business days after notice of such failure is received by the Cap Counterparty) to make a payment due under a Yield Maintenance Agreement and such Yield Maintenance Agreement becoming illegal or subject to certain kinds of taxation.

         It will be an additional termination event under a Yield Maintenance Agreement if the Cap Counterparty has failed to deliver any information, report, certification or accountants' consent when and as required under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") and Item 1115(b)(1) or
(b)(2) of the Asset Backed Securities Regulation, 17 C.F.R. ss.ss.229.1100-229.1123 ("REGULATION AB") with respect to certain reporting obligations of the depositor with respect to the issuing entity, which continues unremedied for the time period provided in the related yield maintenance agreement, and the Cap Counterparty fails to transfer the related yield maintenance agreement, at its sole cost and expense, in whole, but not in part, to a counterparty that, (i) has agreed to deliver any information, report, certification or accountants' consent when and as required under the Exchange Act and Regulation AB with respect to certain reporting obligations of the depositor and the issuing entity, (ii) satisfies any rating requirement set forth in the related yield maintenance agreement, and (iii) is approved by the depositor (which approval shall not be unreasonably withheld) and any rating agency, if applicable.

         If a Yield Maintenance Agreement is terminated prior to its scheduled yield maintenance agreement termination date, the Cap Counterparty may owe a termination payment to the trustee, payable in a lump sum to be held by the trustee until the scheduled yield maintenance agreement termination date of the related Yield Maintenance Agreement. However, if such termination occurs, no assurance can be given that any such termination payment will be owing to the trustee.

         Any amounts received from the Cap Counterparty under a Yield Maintenance Agreement will be deposited in the related yield maintenance reserve fund established by the trustee (each, a "YIELD MAINTENANCE RESERVE fund"). Any amounts on deposit in a yield maintenance reserve fund will be the property of the issuing entity, but will not be part of any REMIC. On each Distribution Date, the trustee will withdraw the amount of the related Yield Supplement Amount from funds available on deposit in the related yield maintenance reserve fund. Any amounts received pursuant to a Yield Maintenance Agreement and not used to cover any related Yield Supplement Amount on a Distribution Date will be distributed to the Cap Counterparty and will not be available on any future Distribution Date to cover any Yield Supplement Amounts. There can be no assurance, however, that funds in a yield maintenance reserve fund will be available to pay the related Yield Supplement Amount on such Distribution Date or subsequent Distribution Dates.

         The Class 1-A-4 and Class 1-A-6 Certificates do not represent an obligation of the Cap Counterparty. Holders of the Class 1-A-4 and Class 1-A-6 Certificates are not parties to or beneficiaries under any Yield Maintenance Agreement and will not have any right to proceed directly against the Cap Counterparty in respect of its obligation under any Yield Maintenance Agreement.

         Each Yield Maintenance Agreement will be filed with the SEC as an Exhibit to a Current Report on Form 8-K after the closing date.

PRINCIPAL

         All payments and other amounts received in respect of principal of the Mortgage Loans in a loan group will be allocated between the related Class PO Component and the related senior certificates (other than the related Notional Amount Certificates and the related Class PO and Class A-X Components) and the related subordinated certificates, in each case based on the applicable PO Percentage and the applicable Non-PO Percentage, respectively, of those amounts.

         The "NON-PO PERCENTAGE" with respect to any Mortgage Loan in a loan group with an adjusted net mortgage rate less than the per annum rate described below (each a "DISCOUNT MORTGAGE LOAN") will be determined as follows:

          DISCOUNT MORTGAGE LOANS IN     ADJUSTED NET MORTGAGE RATE        NON-PO PERCENTAGE OF
                  LOAN GROUP                  FOR MORTGAGE LOAN           DISCOUNT MORTGAGE LOAN
                       1                  Less than 6.00% per annum     adjusted net mortgage rate
                                                                        divided by 6.00% per annum
                       2                  Less than 5.75% per annum     adjusted net mortgage rate
                                                                        divided by 5.75% per annum
                       3                  Less than 6.00% per annum     adjusted net mortgage rate
                                                                        divided by 6.00% per annum

         The Non-PO Percentage with respect to any Mortgage Loan in a loan group with an adjusted net mortgage rate equal to or greater than the per annum rate described below (each a "NON-DISCOUNT MORTGAGE LOAN"), will be 100%.

                NON-DISCOUNT MORTGAGE LOANS IN       ADJUSTED NET MORTGAGE RATE FOR MORTGAGE
                          LOAN GROUP                                  LOAN
                               1                    Greater than or equal to 6.00% per annum
                               2                    Greater than or equal to 5.75% per annum
                               3                    Greater than or equal to 6.00% per annum

         The "PO PERCENTAGE" with respect to any Discount Mortgage Loan in a loan group will be equal to the amount determined as follows:

                DISCOUNT MORTGAGE LOANS IN LOAN
                             GROUP                   PO PERCENTAGE OF DISCOUNT MORTGAGE LOAN
                               1                      (6.00% -- adjusted net mortgage rate)
                                                                divided by 6.00%
                               2                      (5.75% -- adjusted net mortgage rate)
                                                                divided by 5.75%

                DISCOUNT MORTGAGE LOANS IN LOAN
                             GROUP                   PO PERCENTAGE OF DISCOUNT MORTGAGE LOAN
                               3                      (6.00% -- adjusted net mortgage rate)
                                                                divided by 6.00%

         The PO Percentage with respect to any Non-Discount Mortgage Loan will be 0%.

         Non-PO Formula Principal Amount. On each Distribution Date, the Non-PO Formula Principal Amount for each loan group will be distributed as principal to the related classes of senior certificates (other than the related Notional Amount Certificates and related Class PO and Class A-X Component) in an amount up to the related Senior Principal Distribution Amount and as principal of the related classes of subordinated certificates, in an amount up to the related Subordinated Principal Distribution Amount.

         The "NON-PO FORMULA PRINCIPAL AMOUNT" for any Distribution Date and loan group will equal the sum of:

         (i) the sum of the applicable Non-PO Percentage of:

                  (a) all monthly payments of principal due on each Mortgage Loan in that loan group on the related Due Date,

                  (b) the principal portion of the purchase price of each Mortgage Loan in that loan group that was repurchased by the seller or another person pursuant to the pooling and servicing agreement as of the Distribution Date, excluding any Mortgage Loan in that loan group that was repurchased due to a modification of the Mortgage Rate,

                  (c) the Substitution Adjustment Amount in connection with any deleted Mortgage Loan in that loan group received with respect to the Distribution Date,

                  (d) any insurance proceeds or liquidation proceeds allocable to recoveries of principal of Mortgage Loans in that loan group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

                  (e) with respect to each Mortgage Loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of the liquidation proceeds allocable to principal received with respect to the Mortgage Loan, and

                  (f) all partial and full principal prepayments by borrowers on the Mortgage Loans in that loan group received during the related Prepayment Period, including the principal portion of the purchase price of any Mortgage Loan in that loan group that was repurchased due to modification of the Mortgage Rate, and

         (ii) (A) any Subsequent Recoveries with respect to the Mortgage Loans in that loan group received during the calendar month preceding the month of the Distribution Date, or (B) with respect to Subsequent Recoveries attributable to a Discount Mortgage Loan in that loan group that incurred (1) an Excess Loss or
(2) a Realized Loss after the related Senior Credit Support Depletion Date, the Non-PO Percentage of any Subsequent Recoveries received during the calendar month preceding the month of such Distribution Date.

         Senior Principal Distribution Amount. On each Distribution Date before the related Senior Credit Support Depletion Date, the Non-PO Formula Principal Amount for a loan group, up to the amount of the related Senior Principal Distribution Amount for the Distribution Date will be distributed as principal of the following classes of senior certificates, in the following order of priority:

         (a) with respect to loan group 1, sequentially, as follows:

                  first, to the Class A-R Certificates until its Class Certificate Balance is reduced to zero;

                  second, in an amount up to $2,085,000 for each Distribution Date, concurrently:

                           (x) 94.30%, concurrently, to the Class 1-A-1, Class
                  1-A-2 and Class 1-A-3 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero; and

                           (y) 5.70%, concurrently, to the Class 1-A-4 and Class
                  1-A-6 Certificates, pro rata;

                  third, concurrently, to the Class 1-A-4 and Class 1-A-6 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero;

                  fourth, concurrently, to the Class 1-A-1, Class 1-A-2 and Class 1-A-3 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero; and

                  fifth, to the Class 1-A-8 Certificates until its Class Certificate Balance is reduced to zero;

         (b) with respect to loan group 2, concurrently, to the Class 2-A-1 and Class 2-A-2 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero.

         (c)      with respect to loan group 3, sequentially, as follows:

                  first, the lesser of (x) 95.00% of such amount and (y) the Priority Amount, concurrently, to the Class 3-A-4 and Class 3-A-5 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero;

                  second, in an amount up to $489,000 for each Distribution Date, concurrently:

                           (x) 99.50%, to the Class 3-A-2 Certificates until its
                  Class Certificate Balance is reduced to zero; and

                           (y) 0.50%, to the Class 3-A-1 Certificates;

                  third, sequentially, to the Class 3-A-1 and Class 3-A-2 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero;

                  fourth, to the Class 3-A-3 Certificates until its Class Certificate Balance is reduced to zero; and

                  fifth, concurrently, to the Class 3-A-4 and Class 3-A-5 Certificates, pro rata, without regard to the Priority Amount, until their respective Class Certificate Balances are reduced to zero.

         On each Distribution Date on and after a Senior Credit Support Depletion Date for the Senior Certificates in a Senior Certificate Group, the Non-PO Formula Principal Amount for the related loan group will be distributed, concurrently as principal of the classes of Senior Certificates in such Senior Certificate Group (other than the Notional Amount Certificates and the related Class A-X and Class PO Components), pro rata, in accordance with their respective Class Certificate Balances immediately before that Distribution Date.

         The capitalized terms used in this free writing prospectus shall have the following meanings:

         The "PRIORITY AMOUNT" for any Distribution Date will equal the sum of
(i) the product of (A) the Scheduled Principal Distribution Amount, (B) the Shift Percentage and (C) the Priority Percentage, and (ii) the product of (A) the Unscheduled Principal Distribution Amount, (B) the Prepayment Shift Percentage and (C) the Priority Percentage.

         The "PRIORITY PERCENTAGE" for any Distribution Date will equal the percentage equivalent of a fraction, the numerator of which is the aggregate Class Certificate Balance of the Class 3-A-4 and Class 3-A-5 Certificates immediately prior to such Distribution Date and the denominator of which is the Non-PO Percentage of the Stated Principal Balance of each Group 3 Mortgage Loan as of the Due Date in the month preceding the month of such Distribution Date (after giving effect to principal prepayments received in the Prepayment Period that ends during such Due Period).

         The "SCHEDULED PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date and loan group 3, the Non-PO Percentage of all amounts described in subclauses
(a) through (d) of clause (i) of the definition of Non-PO Formula Principal Amount for loan group 3 for such Distribution Date; provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained with respect to a Group 3 Mortgage Loan that is not a Liquidated Mortgage Loan, the Scheduled Principal Distribution Amount will be reduced on the related Distribution Date by the applicable Non-PO Percentage of the principal portion of such Bankruptcy Loss.

         The "PREPAYMENT SHIFT PERCENTAGE" for (i) any Distribution Date occurring during the five-year period beginning on the first Distribution Date will equal 0% and (ii) any Distribution Date thereafter, will equal: for any Distribution Date in the first year thereafter, 30%; for any Distribution Date in the second year thereafter, 40%; for any Distribution Date in the third year thereafter, 60%; for any Distribution Date in the fourth year thereafter, 80%; and for any Distribution Date thereafter, 100%.

         The "SHIFT PERCENTAGE" for any Distribution Date occurring during the five years beginning on the first Distribution Date, 0%. For any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date, 100%.

         The "UNSCHEDULED PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date, the sum of (x) the sum of (A) the Senior Liquidation Amount for loan group 3 and (B) the amount described in the second bullet point of the definition of Subordinated Principal Distribution Amount for loan group 3 and (y) the Non-PO Percentage of the sum of the amounts described in subclause (f) of clause (i) and clause (ii) of the definition of Non-PO Formula Principal Amount for Loan Group 3 for such Distribution Date.

         The "SENIOR CREDIT SUPPORT DEPLETION DATE" for the Group I Senior Certificates and Group II Senior Certificates is the date on which the Class Certificate Balance of each class of Group I Subordinated Certificates and Group II Subordinated Certificates, respectively, has been reduced to zero.

         "SENIOR LIQUIDATION AMOUNT" means for any Distribution Date and for each Mortgage Loan in a loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the lesser of
(a) the related Senior Percentage of the applicable Non-PO Percentage of the Stated Principal Balance of the Mortgage Loan in that loan group and (b) either
(x) if an Excess Loss was not sustained on the Liquidated Mortgage Loan during the preceding calendar month, the Senior Prepayment Percentage of the applicable Non-PO Percentage of the amount of the liquidation proceeds allocable to principal received on the Mortgage Loan in that loan group or (y) if an Excess Loss was sustained on the Liquidated Mortgage Loan during the preceding calendar month, the related Senior Percentage of the applicable Non-PO Percentage of the amount of the liquidation proceeds allocable to principal received on the Mortgage Loan in that loan group.

         "PREPAYMENT PERIOD" means for any Distribution Date and Due Date, the period commencing on the sixteenth day of the prior calendar month (or, in the case of the first Distribution Date, the Cut-off Date) and ending on the fifteenth day of the calendar month in which such Distribution Date occurs.

         The "SENIOR PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date and loan group will equal the sum of

(i) the related Senior Percentage of the Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of Non-PO Formula Principal Amount for that loan group and Distribution Date,

(ii)     the Senior Liquidation Amount for that loan group and Distribution
         Date,

(iii) the Senior Prepayment Percentage of the applicable Non-PO Percentage of amounts described in subclause (f) of clause (i) of the definition of Non-PO Formula Principal Amount for that loan group and Distribution Date; and

(iv) the Senior Prepayment Percentage of any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for that loan group and Distribution Date;

provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained on a Mortgage Loan that is not a Liquidated Mortgage Loan, the related Senior Principal Distribution Amount will be reduced on the related Distribution Date by the related Senior Percentage of the applicable Non-PO Percentage of the principal portion of the Bankruptcy Loss.

         Notwithstanding the foregoing definition of Senior Principal Distribution Amount, on any Distribution Date after a Senior Termination Date for the Group II Certificates, the Senior Principal Distribution Amount for the remaining senior certificate group of Group II Senior Certificates will be calculated pursuant to the above formula based on all of the Mortgage Loans in the Aggregate Loan Group II, as opposed to the Mortgage Loans in the related loan group.

         "STATED PRINCIPAL BALANCE" means for any Mortgage Loan and any Due Date, the unpaid principal balance of the Mortgage Loan as of that Due Date, as specified in its amortization schedule at the time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to (i) previous partial prepayments of principal and the payment of principal due on that Due Date, irrespective of any delinquency in payment by the related mortgagor and (ii) liquidation proceeds allocable to principal received in the prior calendar month and prepayments of principal received through the last day of the Prepayment Period in which the Due Date occurs, in each case, with respect to that Mortgage Loan. The "POOL PRINCIPAL BALANCE" equals the aggregate Stated Principal Balance of the Mortgage Loans.

         The "GROUP I SENIOR PERCENTAGE" for the Group I Senior Certificates and any Distribution Date is the percentage equivalent of a fraction, the numerator of which is the aggregate Class Certificate Balance of the Group I Senior Certificates (other than the Class PO-1 Component) immediately before the Distribution Date and the denominator of which is the aggregate Class Certificate Balance of all classes of group I certificates (other than the Class PO-1 Component) immediately prior to such Distribution Date. For any Distribution Date, the "GROUP I SUBORDINATED PERCENTAGE" will represent the entire interest of the Group I Subordinated Certificates in loan group 1 and will be calculated as the difference between 100% and the Group I Senior Percentage for such Distribution Date.

         The "GROUP II SENIOR PERCENTAGE" for any senior certificate group of Group II Senior Certificates and any Distribution Date is the percentage equivalent of a fraction, the numerator of which is the aggregate Class Certificate Balance of the senior certificates of such senior certificate group (other than the related Class PO Component) immediately before the Distribution Date and the denominator of which is the aggregate of the applicable Non-PO Percentage of the Stated Principal Balance of each Mortgage Loan in the related loan group in Aggregate Loan Group II as of the Due Date occurring in the month prior to the month of that Distribution Date (after giving effect to prepayments in the Prepayment Period related to that Due Date); provided, however, that on any Distribution Date after a Senior Termination Date for the Group II Certificates, the Group II Senior Percentage of the remaining senior certificate group of Group II Senior Certificates is the percentage equivalent of a fraction, the numerator of which is the aggregate Class Certificate Balance of the Group II Senior Certificates (other than the related Class PO Component ) of such remaining senior certificate group immediately prior to such date and the denominator of which is the aggregate Class Certificate Balance of all classes of group II certificates (other than the related Class PO Component) immediately prior to such Distribution Date. For any Distribution Date on or prior to a Senior Termination Date for the Group II Certificates, the "GROUP II SUBORDINATED PERCENTAGE" for the portion of the Group II Subordinated Certificates relating to a loan group in Aggregate Loan Group II will be calculated as the difference between 100% and the Group II Senior Percentage of the senior certificate group relating to that loan group on such Distribution Date. After a Senior Termination Date for the Group II Certificates, the related Group II Subordinated Percentage will represent the entire interest of the Group II Subordinated Certificates in Aggregate Loan Group II and will be calculated as the difference between 100% and the Group II Senior Percentage for such Distribution Date.

         The Group I Senior Percentage and Group II Senior Percentage are each referred to in this free writing prospectus as a "SENIOR PERCENTAGE" and the Group I Subordinated Percentage and Group II Subordinated Percentage are each referred to in this free writing prospectus as a "SUBORDINATED PERCENTAGE."

         The "SENIOR PREPAYMENT PERCENTAGE" of a senior certificate group for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 100%. Thereafter, each Senior Prepayment Percentage will be subject to gradual reduction as described in the following paragraph. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates (other than the related Class PO Component and the related Notional Amount Certificates) that receive these unscheduled payments of principal while, in the absence of Realized Losses, increasing the interest in the related Aggregate Loan Group evidenced by the subordinated certificates in the related subordinated certificate group. Increasing the respective interest of the subordinated certificates in a subordinated certificate group relative to that of the related senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates in that subordinated certificate group. The "SUBORDINATED PREPAYMENT PERCENTAGE" for a loan group as of any Distribution Date will be calculated as the difference between 100% and the related Senior Prepayment Percentage on that Distribution Date.

         The Senior Prepayment Percentage of a senior certificate group for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, the related Senior Percentage plus 70% of the related Subordinated Percentage for the Distribution Date; for any Distribution Date in the second year thereafter, the related Senior Percentage plus 60% of the related Subordinated Percentage for the Distribution Date; for any Distribution Date in the third year thereafter, the related Senior Percentage plus 40% of the related Subordinated Percentage for the Distribution Date; for any Distribution Date in the fourth year thereafter, the related Senior Percentage plus 20% of the related Subordinated Percentage for the Distribution Date; and for any Distribution Date thereafter, the related Senior Percentage for the Distribution Date (unless on any Distribution Date the Senior Percentage of a senior certificate group exceeds the initial Senior Percentage of such senior certificate group, in which case each Senior Prepayment Percentage for each senior certificate group relating to the same Aggregate Loan Group for the Distribution Date will once again equal 100%).

         Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage for loan group 1 will occur unless both of the step down conditions listed below are satisfied with respect to loan group 1:

o the outstanding principal balance of all Mortgage Loans in loan group 1 delinquent 60 days or more (averaged over the preceding six month period) (including any Mortgage Loans subject to foreclosure proceedings, real estate owned by the issuing entity and Mortgage Loans the mortgagors of which are in bankruptcy), as a percentage of the aggregate Class Certificate Balance of the subordinated certificates immediately prior to that Distribution Date, does not equal or exceed 50%; and

o cumulative Realized Losses on the Mortgage Loans in loan group 1 do not exceed

                o commencing with the Distribution Date on the fifth anniversary of the first Distribution Date, 30% of the aggregate Class Certificate Balance of the Group I Subordinated Certificates as of the closing date (the "GROUP I ORIGINAL SUBORDINATE PRINCIPAL BALANCE"),

                o commencing with the Distribution Date on the sixth anniversary of the first Distribution Date, 35% of the group I original subordinate principal balance,

                o commencing with the Distribution Date on the seventh anniversary of the first Distribution Date, 40% of the group I original subordinate principal balance,

                o commencing with the Distribution Date on the eighth anniversary of the first Distribution Date, 45% of the group I original subordinate principal balance, and

                o commencing with the Distribution Date on the ninth anniversary of the first Distribution Date, 50% of the group I original subordinate principal balance.

         Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage for either loan group in Aggregate Loan Group II will occur unless both of the step down conditions listed below are satisfied with respect to both such loan groups:

o the outstanding principal balance of all Mortgage Loans in a loan group in Aggregate Loan Group II delinquent 60 days or more (averaged over the preceding six month period) (including any Mortgage Loans subject to foreclosure proceedings, real estate owned by the issuing entity and Mortgage Loans the mortgagors of which are in bankruptcy), as a percentage of (a) if such date is on or prior to a Senior Termination Date, the Group II Subordinated Percentage for that loan group of the aggregate of the applicable Non-PO Percentage of the aggregate Stated Principal Balance of the related Mortgage Loans or (b) if such date is after a Senior Termination Date, the aggregate Class Certificate Balance of the Group II Subordinated Certificates immediately prior to that Distribution Date, does not equal or exceed 50%; and

o cumulative Realized Losses on the Mortgage Loans in each loan group in Aggregate Loan Group II do not exceed

                o commencing with the Distribution Date on the fifth anniversary of the first Distribution Date, 30% of (i) if such date is on or prior to a Senior Termination Date, the Group II Subordinated Percentage for that loan group in Aggregate Loan Group II of the aggregate of the applicable Non-PO Percentage of the Stated Principal Balances of the Mortgage Loans in that loan group, in each case as of the Cut-off Date or (ii) if such date is after a Senior Termination Date, the aggregate Class Certificate Balance of the Group II Subordinated Certificates as of the closing date (in either case, the "GROUP II ORIGINAL SUBORDINATE PRINCIPAL BALANCE"),

                o commencing with the Distribution Date on the sixth anniversary of the first Distribution Date, 35% of the group II original subordinate principal balance,

                o commencing with the Distribution Date on the seventh anniversary of the first Distribution Date, 40% of the group II original subordinate principal balance,

                o commencing with the Distribution Date on the eighth anniversary of the first Distribution Date, 45% of the group II original subordinate principal balance, and

                o commencing with the Distribution Date on the ninth anniversary of the first Distribution Date, 50% of the group II original subordinate principal balance.

         The "SENIOR TERMINATION DATE" for a senior certificate group of Group II Senior Certificates is the date on which the aggregate Class Certificate Balance of the Group II Senior Certificates of such senior certificate group is reduced to zero.

         If on any Distribution Date the allocation to the class or classes of senior certificates (other than the Class PO Certificates) then entitled to distributions of principal or full and partial principal prepayments and other amounts in the percentages required above would reduce the outstanding Class Certificate Balance of the class or classes below zero, the distribution to the class or classes of certificates of the related Senior Percentage and Senior Prepayment Percentage of those amounts for the Distribution Date will be limited to the percentage necessary to reduce the related Class Certificate Balance(s) to zero.

         Cross-Collateralization. If on any Distribution Date the aggregate Class Certificate Balance of the senior certificates of a senior certificate group of Group II Senior Certificates after giving effect to distributions to be made on that Distribution Date, is greater than the Non-PO Pool Balance for the related loan group in Aggregate Loan Group II (either such group, the "UNDERCOLLATERALIZED GROUP"), all amounts otherwise distributable as principal to the Group II Subordinated Certificates (or, following the related Senior Credit Support Depletion Date, the amounts described in the following sentence) will be distributed as principal to the Group II Senior Certificates of the Undercollateralized Group, other than the related Class PO Component, until the aggregate Class Certificate Balance of the Group II Senior Certificates, other than the related Class PO Component, of the Undercollateralized Group equals the Non-PO Pool Balance for the related loan group (such distribution, an "UNDERCOLLATERALIZATION DISTRIBUTION"). If the senior certificates of a senior certificate group of Group II Senior Certificates constitute an Undercollateralized Group on any Distribution Date following the related Senior Credit Support Depletion Date, Undercollateralization Distributions will be made from the excess of the Available Funds for the other loan group remaining after all required amounts for that Distribution Date have been distributed to the Group II Senior Certificates, other than the related Class PO Component, of that related senior certificate group. Accordingly, the Group II Subordinated Certificates will not receive distributions of principal until each Undercollateralized Group is no longer undercollateralized.

         The "NON-PO POOL BALANCE" for a loan group and any Due Date is equal to the excess, if any, of (x) the aggregate Stated Principal Balance of all Mortgage Loans in the related loan group over (y) the sum of the PO Percentage of the Stated Principal Balance of each Discount Mortgage Loan in that loan group.

         All distributions described in this "Cross-Collateralization" section will be made in accordance with the priorities set forth under "Distributions on the Certificates -- Principal -- Senior Principal Distribution Amount" above and "-- Subordinated Principal Distribution Amount" below.

         Subordinated Principal Distribution Amount. On each Distribution Date and with respect to each loan group, to the extent of Available Funds, the Non-PO Formula Principal Amount for each loan group, up to the amount of the Subordinated Principal Distribution Amount for each loan group for the Distribution Date, will be distributed as principal of the related subordinated certificates. Except as provided in the next paragraph, each class of subordinated certificates in a subordinated certificate group will be entitled to receive its pro rata share of the Subordinated Principal Distribution Amount from all loan groups in the same Aggregate Loan Group (based on its respective Class Certificate Balance), in each case to the extent of the amount available from Available Funds from all loan groups in that Aggregate Loan Group for distribution of principal. Distributions of principal of the subordinated certificates in a subordinated certificate group will be made sequentially to the classes of subordinated certificates in the order of their numerical class designations, beginning with the related class of Class B-1 Certificates, until their respective Class Certificate Balances are reduced to zero.

         With respect to each class of subordinated certificates in a subordinated certificate group (other than the class of subordinated certificates in that subordinated certificate group then outstanding with the highest priority of distribution), if on any Distribution Date the sum of the Class Subordination Percentages of such class and all classes of subordinated certificates in the same subordinated certificate group that have lower priorities of distribution than that class (the "APPLICABLE CREDIT SUPPORT PERCENTAGE") is less than the Applicable Credit Support Percentage for that class on the date of issuance of the certificates (the "ORIGINAL APPLICABLE CREDIT SUPPORT PERCENTAGE"), no distribution of partial principal prepayments and principal prepayments in full will be made to any of those classes (the "RESTRICTED CLASSES") and the amount of partial principal prepayments and principal prepayments in full otherwise distributable to the Restricted Classes will be allocated among the remaining classes of subordinated certificates in that subordinated certificate group, pro rata, based upon their respective Class Certificate Balances, and distributed in the sequential order described above.

         The "CLASS SUBORDINATION PERCENTAGE" with respect to any Distribution Date and each class of subordinated certificates in a subordinated certificate group, will equal the fraction (expressed as a percentage) the numerator of which is the Class Certificate Balance of that class of subordinated certificates immediately before the Distribution Date and the denominator of which is the aggregate Class Certificate Balance of all classes of certificates relating to that subordinated certificate group immediately before the Distribution Date.

         The approximate Original Applicable Credit Support Percentages for the Group I Subordinated Certificates on the date of issuance of the certificates are expected to be as follows:

       Class I-B-1..................................       6.65%
       Class I-B-2..................................       4.35%
       Class I-B-3..................................       1.90%
       Class I-B-4..................................       1.30%
       Class I-B-5..................................       0.75%
       Class I-B-6..................................       0.30%

         The approximate Original Applicable Credit Support Percentages for the Group II Subordinated Certificates on the date of issuance of the certificates are expected to be as follows:

       Class II-B-1.................................       4.75%
       Class II-B-2.................................       2.60%
       Class II-B-3.................................       1.70%
       Class II-B-4.................................       1.10%
       Class II-B-5.................................       0.65%
       Class II-B-6.................................       0.30%

         The "SUBORDINATED PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date and loan group in an Aggregate Loan Group will equal the sum of:

         o the related Subordinated Percentage of the applicable Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of Non-PO Formula Principal Amount for that loan group and Distribution Date,

         o for each Mortgage Loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the applicable Non-PO Percentage of the portion of the liquidation proceeds allocable to principal received on the Mortgage Loan, after application of the amounts pursuant to clause
             (ii) of the definition of Senior Principal Distribution Amount, up to the related Subordinated Percentage of the applicable Non-PO Percentage of the Stated Principal Balance of the Mortgage Loan,

         o the related Subordinated Prepayment Percentage of the applicable Non-PO Percentage of the amounts described in subclause (f) of clause (i) of the definition of Non-PO Formula Principal Amount for that loan group and Distribution Date, and

         o the related Subordinated Prepayment Percentage of any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for that loan group and Distribution Date, reduced by the amount of any payments in respect of related Class PO Deferred Amounts on the Distribution Date.

         On any Distribution Date after a Senior Termination Date for the Group II Certificates, the Subordinated Principal Distribution Amount for the Group II Subordinated Certificates will not be calculated by loan group but will equal the amount calculated pursuant to the formula set forth above based on the applicable Group II Subordinated Percentage or Subordinated Prepayment Percentage, as applicable, for the Group II Subordinated Certificates for such Distribution Date with respect to all of the Mortgage Loans in Aggregate Loan Group II as opposed to the Mortgage Loans in the related loan group.

         Residual Certificates. The Class A-R Certificates will remain outstanding for so long as the issuing entity shall exist, regardless of whether they are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date, the holders of the Class A-R Certificates will be entitled to receive any Available Funds for any loan group in the related Aggregate Loan Group remaining after payment of interest and principal on the related classes of senior certificates and Class PO Deferred Amounts on the related Class PO Component and interest and principal on the subordinated certificates of the related subordinated certificate group, as described above. It is not anticipated that there will be any significant amounts remaining for that distribution.

         Class PO Principal Distribution Amount. On each Distribution Date, distributions of principal of a Class PO Component will be made in an amount equal to the lesser of (x) the related PO Formula Principal Amount for the Distribution Date and (y) the product of

         o Available Funds for the related loan group remaining after distribution of interest on the senior certificates, and

         o a fraction, the numerator of which is the related PO Formula Principal Amount and the denominator of which is the sum of that PO Formula Principal Amount and the related Senior Principal Distribution Amount.

         If the Class PO Principal Distribution Amount on a Distribution Date is calculated as provided in clause (y) above, principal distributions to holders of the related senior certificates (other than the related Notional Amount Certificates and the related Class PO Component) will be in an amount equal to the product of Available Funds for that loan group remaining after distribution of interest on the related senior certificate group and a fraction, the numerator of which is the related Senior Principal Distribution Amount and the denominator of which is the sum of that Senior Principal Distribution Amount and the related PO Formula Principal Amount.

         The "PO FORMULA PRINCIPAL AMOUNT" for any Distribution Date and Class PO Component will equal the sum of:

         (i) the sum of the applicable PO Percentage of:

                  (a) all monthly payments of principal due on each Mortgage Loan in the related loan group on the related Due Date,

                  (b) the principal portion of the purchase price of each Mortgage Loan in the related loan group that was repurchased by the seller or another person pursuant to the pooling and servicing agreement as of the Distribution Date, excluding any Mortgage Loan in the related loan group that was repurchased due to a modification of the Mortgage Rate,

                  (c) the Substitution Adjustment Amount in connection with any deleted Mortgage Loan in the related loan group received for the Distribution Date,

                  (d) any insurance proceeds or liquidation proceeds allocable to recoveries of principal of Mortgage Loans in the related loan group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

                  (e) for each Mortgage Loan in the related loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of liquidation proceeds allocable to principal received on the Mortgage Loan, and

                  (f) all partial and full principal prepayments by borrowers on the Mortgage Loans in the related loan group received during the related Prepayment Period, including the principal portion of the purchase price of any Mortgage Loan in the related loan group that was repurchased due to modification of the Mortgage Rate, and

         (ii) with respect to Subsequent Recoveries attributable to a Discount Mortgage Loan in the related loan group that incurred (1) an Excess Loss or (2) a Realized Loss after the related Senior Credit Support Depletion Date, the PO Percentage of any Subsequent Recoveries received during the calendar month preceding the month of such Distribution Date.

ALLOCATION OF LOSSES

         On each Distribution Date, the applicable PO Percentage of any Realized Loss, including any Excess Loss, on a Discount Mortgage Loan in a loan group will be allocated to the related Class PO Component until its component balance is reduced to zero. The amount of any Realized Loss, other than an Excess Loss allocated in accordance with the previous sentence on or before the related Senior Credit Support Depletion Date, will be treated as a "CLASS PO DEFERRED AMOUNT." To the extent funds are available on the Distribution Date or on any future Distribution Date from amounts that would otherwise be allocable from Available Funds of a loan group in an Aggregate Loan Group for the related Subordinated Principal Distribution Amount, related Class PO Deferred Amounts will be paid on the related Class PO Component before distributions of principal on the subordinated certificates in the related subordinated certificate group. Any distribution of Available Funds in a loan group in respect of unpaid Class PO Deferred Amounts will not further reduce the component balance of the related Class PO Component. The Class PO Deferred Amounts will not bear interest. The Class Certificates Balance of the class of subordinated certificates in a subordinated certificate group then outstanding with the lower priority of distribution will be reduced by the amount of any payments in respect of related Class PO Deferred Amounts. After the related Senior Credit Support Depletion Date, no new Class PO Deferred Amounts will be created with respect to the related Class PO Components.

         On each Distribution Date, the applicable Non-PO Percentage of any Realized Loss on the Mortgage Loans in a loan group in an Aggregate Loan Group, other than any Excess Loss, will be allocated first to the related classes of subordinated certificates, in the reverse order of their numerical class designations (beginning with the related class of subordinated certificates then outstanding with the highest numerical class designation), in each case until the Class Certificate Balance of each related class of subordinated certificates has been reduced to zero, and then to the senior certificates of the related senior certificate group (other than the related Notional Amount Certificates) pro rata, based upon their respective Class Certificate Balances, except that the applicable Non-PO Percentage of any Realized Losses on the Group 1 Mortgage Loans that would otherwise be allocated to the Class 1-A-1 Certificates will instead be allocated to the Class 1-A-2 Certificates until its Class Certificate Balance is reduced to zero; the applicable Non-PO Percentage of any Realized Losses on the Group 2 Mortgage Loans that would otherwise be allocated to the Class 2-A-1 Certificates will instead be allocated to the Class 2-A-2 Certificates until its Class Certificate Balance is reduced to zero; and the applicable Non-PO Percentage of any Realized Losses on the Group 3 Mortgage Loans that would otherwise be allocated to the Class 3-A-1, Class 3-A-2 and Class 3-A-3 Certificates will instead be allocated to the Class 3-A-5 Certificates until its Class Certificate Balance is reduced to zero.

         On each Distribution Date, the applicable Non-PO Percentage of Excess Losses on the Mortgage Loans in a loan group will be allocated among the classes of senior certificates of the related senior certificate group and the classes of subordinated certificates of the related subordinated certificate group as follows:

o the applicable Senior Percentage of the Non-PO Percentage of such Excess Loss will be allocated among the classes of senior certificates in that senior certificate group, pro rata, based on their Class Certificate Balances and

o the applicable Subordinated Percentage of the Non-PO Percentage of such Excess Loss will be allocated among the related classes of subordinated certificates, pro rata, based on (i) in the case of the Group I Subordinated Certificates, their Class Certificate Balances and (ii) in the case of the Group II Subordinated Certificates, each class' share of the Assumed Balance for the applicable loan group in Aggregate Loan Group II.

         The share of the Assumed Balance for each class of Group II Subordinated Certificates and a loan group in Aggregate Loan Group II will be based on the Class Certificate Balance of each class of Group II Subordinated Certificates; provided, however, on any Distribution Date after a Senior Termination Date for the Group II Certificates, Excess Losses on the Mortgage Loans in the related loan group in Aggregate Loan Group II will be allocated to the Group II Subordinated Certificates based upon their respective Class Certificate Balances; provided further, however, on any Distribution Date on and after the related Senior Credit Support Depletion Date, the Non-PO Percentage of any Excess Loss on any Mortgage Loan will be allocated pro rata among the classes of senior certificates in the related senior certificate group.

         Unlike Realized Losses, the Non-PO Percentage of any Excess Losses on the Mortgage Loans in a loan group will be allocated proportionately among all related classes of certificates (other than the related Notional Amount Certificates and the related Class PO Component) including the Class 1-A-1, Class 2-A-1, Class 3-A-1, Class 3-A-2 and Class 3-A-3 Certificates, without any reallocation of Excess Losses.

         Because principal distributions are paid to some classes of certificates (other than the Class PO Certificates and the Notional Amount Certificates) before other classes of certificates, holders of the certificates that are entitled to receive principal later bear a greater risk of being allocated Realized Losses on the Mortgage Loans than holders of classes that are entitled to receive principal earlier.

         In general, a "REALIZED LOSS" means, for a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of liquidation proceeds applied to the principal balance of the related Mortgage Loan. "EXCESS LOSSES" for an Aggregate Loan Group are Special Hazard Losses in excess of the related Special Hazard Loss Coverage Amount, Bankruptcy Losses in excess of the related Bankruptcy Loss Coverage Amount and Fraud Losses in excess of the related Fraud Loss Coverage Amount. "BANKRUPTCY LOSSES" are losses that are incurred as a result of Debt Service Reductions and Deficient Valuations. "SPECIAL HAZARD LOSSES" are Realized Losses in respect of Special Hazard Mortgage Loans. "FRAUD LOSSES" are losses sustained on a Liquidated Mortgage Loan by reason of a default arising from fraud, dishonesty or misrepresentation. See "Credit Enhancement -- Subordination" in this free writing prospectus.

         A "LIQUIDATED MORTGAGE LOAN" is a defaulted Mortgage Loan as to which the servicer has determined that all recoverable liquidation and insurance proceeds have been received. A "SPECIAL HAZARD MORTGAGE LOAN" is a Liquidated Mortgage Loan as to which the ability to recover the full amount due thereunder was substantially impaired by a hazard not insured against under a standard hazard insurance policy of the type described in the prospectus under "Credit Enhancement -- Special Hazard Insurance Policies." See "Credit Enhancement -- Subordination" in this free writing prospectus.

         "SUBSEQUENT RECOVERIES" are unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss in a month prior to the month of receipt of such recoveries.

         The pooling and servicing agreement does not permit the allocation of Realized Losses to the Class P Certificates.


                               CREDIT ENHANCEMENT

SUBORDINATION

         The applicable Non-PO Percentage of any Realized Losses, including than Excess Losses, will be allocated as described under "Description of the Certificates - Allocation of Losses" in this free writing prospectus.

         The rights of the holders of the subordinated certificates in a subordinated certificate group to receive distributions with respect to the Mortgage Loans in the related Aggregate Loan Group will be subordinated to the rights of the holders of the related senior certificates and the rights of the holders of each class of subordinated certificates in that subordinated certificate group (other than the related class of Class B-1 Certificates) to receive the distributions that are allocated to those classes of subordinated certificates will be further subordinated to the rights of the related class or classes of subordinated certificates with lower numerical class designations, in each case only to the extent described in this free writing prospectus. The subordination of the subordinated certificates in a subordinated certificate group to the related senior certificates and the subordination of the classes of subordinated certificates in a subordinated certificate group with higher numerical class designations to those with lower numerical class designations is intended to increase the likelihood of receipt, respectively, by the applicable senior certificateholders and the holders of the related subordinated certificates with lower numerical class designations of the maximum amount to which they are entitled on any Distribution Date and to provide the holders protection against Realized Losses, other than Excess Losses. In addition, the subordinated certificates in a subordinated certificate group will provide limited protection against Special Hazard Losses, Bankruptcy Losses and Fraud Losses up to the applicable Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount, respectively, as described in the following paragraphs. The applicable Non-PO Percentage of Realized Losses, other than Excess Losses, on the Mortgage Loans in an Aggregate Loan Group will be allocated to the class of subordinated certificates in the related subordinated certificate group then outstanding with the highest numerical class designation. In addition, the Class Certificate Balance of the subordinated certificates in a subordinated certificate group having the highest numerical designation will be reduced by the amount of distributions on the related Class PO Component in reimbursement for related Class PO Deferred Amounts.

         The Group I Subordinated Certificates will provide limited protection to the Group I Senior Certificates against

o Special Hazard Losses in an initial amount expected to be up to approximately $5,719,403 (the "GROUP I SPECIAL HAZARD LOSS COVERAGE AMOUNT"),

o Bankruptcy Losses in an initial amount expected to be up to approximately $163,556 (the "GROUP I BANKRUPTCY LOSS COVERAGE AMOUNT"), and

o Fraud Losses in an initial amount expected to be up to approximately $17,158,209 (the "GROUP I FRAUD LOSS COVERAGE AMOUNT").

         The Group II Subordinated Certificates will provide limited protection to the Group II Senior Certificates against

o Special Hazard Losses in an initial amount expected to be up to approximately $2,447,165 (the "GROUP II SPECIAL HAZARD LOSS COVERAGE AMOUNT"),

o Bankruptcy Losses in an initial amount expected to be up to approximately $150,000 (the "GROUP II BANKRUPTCY LOSS COVERAGE AMOUNT"), and

o Fraud Losses in an initial amount expected to be up to approximately $7,341,496 (the "GROUP II FRAUD LOSS COVERAGE AMOUNT").

         Each of the Group I Special Hazard Loss Coverage Amount and Group II Special Hazard Loss Coverage Amount (in either case, a "SPECIAL HAZARD LOSS COVERAGE AMOUNT") will be reduced, from time to time, to be an amount equal on any Distribution Date to the lesser of

o that Special Hazard Loss Coverage Amount as of the closing date less the amount, if any, of losses attributable to Special Hazard Mortgage Loans in the related Aggregate Loan Group, incurred since the closing date, or

o    the greatest of

                o 1% of the aggregate of the principal balances of the Mortgage Loans in the related Aggregate Loan Group,

                o twice the principal balance of the largest Mortgage Loan in the related Aggregate Loan Group, and

                o the aggregate principal balances of the Mortgage Loans in the related Aggregate Loan Group, secured by mortgaged properties located in the single California postal zip code area having the highest aggregate principal balance of any ZIP code area.

All principal balances for the purpose of this definition will be calculated as of the first day of the month before the month in which the Distribution Date occurs after giving effect to scheduled installments of principal and interest on the Mortgage Loans in the related Aggregate Loan Group then due, whether or not paid.

         Each of the Group I Fraud Loss Coverage Amount and Group II Fraud Loss Coverage Amount (in either case, a "FRAUD LOSS COVERAGE AMOUNT") will be reduced, from time to time, by the amount of Fraud Losses allocated to the classes of certificates relating to the same Aggregate Loan Group. In addition, each Fraud Loss Coverage Amount will be reduced on the fifth anniversary of the Cut-off Date, to zero and on the first, second, third and fourth anniversaries of the Cut-off Date, to an amount equal to the lesser of:

o 2.00% of the then current pool principal balance of the Aggregate Loan Group, in the case of the first such anniversary and 1.00% as of the second, third and fourth such anniversaries,

and

o    the excess of:

                o the related Fraud Loss Coverage Amount as of the preceding anniversary of the Cut-off Date over

                o the cumulative amount of Fraud Losses allocated to the classes of certificates relating to that Aggregate Loan Group since the preceding anniversary.

         Each Bankruptcy Loss Coverage Amount will be reduced, from time to time, by the amount of Bankruptcy Losses allocated to the subordinated certificates in the related subordinated certificate group.

         The amount of coverage provided by the subordinated certificates in a subordinated certificate group for Special Hazard Losses, Bankruptcy Losses and Fraud Losses on the Mortgage Loans in the related Aggregate Loan Group may be cancelled or reduced from time to time for each of the risks covered, provided that the then current ratings of the certificates assigned by the rating agencies are not adversely affected as a result. In addition, a reserve fund or other form of credit enhancement may be substituted for the protection provided by the related subordinated certificates for related Special Hazard Losses, Bankruptcy Losses and Fraud Losses.

         A "DEFICIENT VALUATION" is a bankruptcy proceeding whereby the bankruptcy court may establish the value of the mortgaged property at an amount less than the then outstanding principal balance of the Mortgage Loan secured by the mortgaged property or may reduce the outstanding principal balance of a Mortgage Loan. In the case of a reduction in that value of the mortgaged property, the amount of the secured debt could be reduced to that value, and the holder of the Mortgage Loan thus would become an unsecured creditor to the extent the outstanding principal balance of the Mortgage Loan exceeds the value so assigned to the mortgaged property by the bankruptcy court. In addition, other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction (a "DEBT SERVICE REDUCTION") of the amount of the monthly payment on the Mortgage Loan. However, none of these shall be considered a Debt Service Reduction or Deficient Valuation so long as the servicer is pursuing any other remedies that may be available with respect to the Mortgage Loan and either the Mortgage Loan has not incurred payment default or scheduled monthly payments of principal and interest are being advanced by the servicer without giving effect to any Debt Service Reduction or Deficient Valuation.

                                   SCHEDULE 1:
                              MORTGAGE LOAN TABLES


                                  LOAN GROUP 1


               MORTGAGE RATES FOR THE GROUP 1 MORTGAGE LOANS (1)
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                   AGGREGATE
                                                                   PRINCIPAL
                                NUMBER OF        AGGREGATE          BALANCE
                                 GROUP 1         PRINCIPAL      OUTSTANDING OF
                                MORTGAGE          BALANCE         THE GROUP 1
RANGE OF MORTGAGE RATES (%)       LOANS         OUTSTANDING     MORTGAGE LOANS
----------------------------- -------------- ------------------ ----------------
4.501 - 5.000..........                   1    $    408,238.00         0.07%
5.001 - 5.500..........                   1         567,676.60         0.10
5.501 - 6.000..........                  67      39,371,859.70         6.88
6.001 - 6.500..........                 440     265,849,270.78        46.48
6.501 - 7.000..........                 346     196,729,778.08        34.40
7.001 - 7.500..........                  69      38,605,228.88         6.75
7.501 - 8.000..........                  36      21,433,328.66         3.75
8.001 - 8.500..........                  13       6,854,530.52         1.20
8.501 - 9.000..........                   2       1,179,236.32         0.21
9.001 - 9.500..........                   2         941,162.60         0.16
                              -------------- ------------------ ----------------
         TOTAL:                         977    $571,940,310.14       100.00%
                              ============== ================== ================
------------
(1) The Mortgage Rates listed in the preceding table include lender acquired mortgage insurance premiums. As of the Cut-off Date, the weighted average Mortgage Rate of the group 1 mortgage loans was approximately 6.626% per annum. As of the Cut-off Date, the weighted average Mortgage Rate of the group 1 mortgage loans net of the interest premium charged by the lender was approximately 6.319% per annum.


          CURRENT PRINCIPAL BALANCES FOR THE GROUP 1 MORTGAGE LOANS (1)
--------------------------------------------------------------------------------
                                                                   PERCENT OF
                                                                    AGGREGATE
                                                                    PRINCIPAL
                                                                     BALANCE
                                  NUMBER OF        AGGREGATE       OUTSTANDING
    RANGE OF CURRENT GROUP 1       GROUP 1         PRINCIPAL      OF THE GROUP
    MORTGAGE LOAN PRINCIPAL       MORTGAGE         BALANCE        1 MORTGAGE
          BALANCES ($)             LOANS         OUTSTANDING         LOANS
-------------------------------- ------------- ------------------ --------------
400,000.01 - 500,000.00.......            369    $169,409,388.58        29.62%
500,000.01 - 600,000.00.......            283     154,688,165.44        27.05
600,000.01 - 700,000.00.......            177     114,407,174.09        20.00
700,000.01 - 800,000.00.......             63      47,682,670.90         8.34
800,000.01 - 900,000.00.......             31      26,607,897.93         4.65
900,000.01 - 1,000,000.00.....             42      40,752,316.58         7.13
1,000,000.01 - 1,500,000.00...              8      10,664,475.65         1.86
Greater than 1,500,000.00                   4       7,728,220.97         1.35
                                 ------------- ------------------ --------------
             TOTAL:                       977    $571,940,310.14       100.00%
                                 ============= ================== ==============
------------
(1) As of the Cut-off Date, the average principal balance of the group 1 mortgage loans was approximately $585,405.


       ORIGINAL LOAN-TO-VALUE RATIOS FOR THE GROUP 1 MORTGAGE LOANS (1)
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                   AGGREGATE
                                                                   PRINCIPAL
                              NUMBER OF         AGGREGATE           BALANCE
                               GROUP 1          PRINCIPAL       OUTSTANDING OF
    RANGE OF ORIGINAL         MORTGAGE           BALANCE          THE GROUP 1
 LOAN-TO-VALUE RATIOS (%)       LOANS          OUTSTANDING      MORTGAGE LOANS
--------------------------- -------------- -------------------- ----------------
Less than 30.01..........               5      $  3,769,731.80         0.66%
30.01 - 35.00............               8         5,138,690.35         0.90
35.01 - 40.00............               6         4,848,053.97         0.85
40.01 - 45.00............              12         7,019,218.41         1.23
45.01 - 50.00............              24        14,736,008.13         2.58
50.01 - 55.00............              40        24,775,922.16         4.33
55.01 - 60.00............              55        33,885,091.53         5.92
60.01 - 65.00............             102        65,712,788.83        11.49
65.01 - 70.00............              92        58,569,118.62        10.24
70.01 - 75.00............             129        78,705,639.66        13.76
75.01 - 80.00............             487       266,135,171.02        46.53
80.01 - 85.00............               6         2,965,799.46         0.52
85.01 - 90.00............               9         4,840,491.20         0.85
90.01 - 95.00............               2           838,585.00         0.15
                            -------------- -------------------- ----------------
          TOTAL:                      977      $571,940,310.14       100.00%
                            ============== ==================== ================
------------
(1) As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the group 1 mortgage loans was approximately 71.10%.


     ORIGINAL TERM TO STATED MATURITY FOR THE GROUP 1 MORTGAGE LOANS (1)
------------------------------------------------------------------------------
                                                                PERCENT OF
                                                                 AGGREGATE
                                                                 PRINCIPAL
                                                                  BALANCE
                             NUMBER OF                          OUTSTANDING
 RANGE OF ORIGINAL TERMS      GROUP 1          AGGREGATE        OF THE GROUP
   TO STATED MATURITY        MORTGAGE          PRINCIPAL         1 MORTGAGE
        (MONTHS)               LOANS      BALANCE OUTSTANDING      LOANS
-------------------------- -------------- -------------------- ---------------
241 - 360............                977      $571,940,310.14       100.00 %
                           -------------- -------------------- ---------------
         TOTAL:                      977      $571,940,310.14       100.00%
                           ============== ==================== ===============
------------
(1) As of the Cut-off Date, the weighted average original term to stated maturity of the group 1 mortgage loans was approximately 360 months.


     REMAINING TERM TO STATED MATURITY FOR THE GROUP 1 MORTGAGE LOANS (1)
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                   AGGREGATE
                                                                   PRINCIPAL
                                NUMBER OF        AGGREGATE          BALANCE
                                 GROUP 1         PRINCIPAL      OUTSTANDING OF
RANGE OF REMAINING TERMS TO     MORTGAGE          BALANCE         THE GROUP 1
  STATED MATURITY (MONTHS)        LOANS         OUTSTANDING     MORTGAGE LOANS
----------------------------- -------------- ------------------ ----------------
241 - 360...............                977    $571,940,310.14       100.00 %
                              -------------- ------------------ ----------------
TOTAL:                                  977    $571,940,310.14       100.00%
                              ============== ================== ================
------------
(1) As of the Cut-off Date, the weighted average remaining term to stated maturity of the group 1 mortgage loans was approximately 358 months.

          GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES FOR THE
                             GROUP 1 MORTGAGE LOANS
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                   AGGREGATE
                                                                   PRINCIPAL
                           NUMBER OF          AGGREGATE             BALANCE
                            GROUP 1           PRINCIPAL         OUTSTANDING OF
                           MORTGAGE            BALANCE            THE GROUP 1
    GEOGRAPHIC AREA          LOANS           OUTSTANDING        MORTGAGE LOANS
------------------------ -------------- ----------------------- ----------------
Alabama................              1         $    885,218.30        0.15%
Arizona................             15            9,748,408.13        1.70
Arkansas...............              1              649,217.41        0.11
California.............            452          268,783,741.41       47.00
Colorado...............              9            5,262,483.66        0.92
Connecticut............             14            7,586,570.30        1.33
Delaware...............              1            1,600,000.00        0.28
District of Columbia...              5            2,844,795.98        0.50
Florida................             55           31,387,100.79        5.49
Georgia................             14            8,464,398.32        1.48
Hawaii.................              3            2,580,533.75        0.45
Idaho..................              1              479,248.84        0.08
Illinois...............              9            5,481,169.49        0.96
Indiana................              2            1,209,517.85        0.21
Iowa...................              1              446,250.00        0.08
Kentucky...............              1              492,000.00        0.09
Maine..................              1              518,283.29        0.09
Maryland...............             38           19,676,897.87        3.44
Massachusetts..........             22           13,469,949.08        2.36
Michigan...............             14            8,824,677.57        1.54
Minnesota..............              7            3,787,817.38        0.66
Mississippi............              1              579,580.22        0.10
Missouri...............              1              681,151.57        0.12
Nevada.................             23           12,926,640.48        2.26
New Hampshire..........              3            1,676,489.99        0.29
New Jersey.............             44           25,653,428.84        4.49
New Mexico.............              2            1,436,081.11        0.25
New York...............            133           78,151,147.28       13.66
North Carolina.........              9            5,240,705.22        0.92
Ohio...................              1              538,169.67        0.09
Oregon.................              6            3,261,700.99        0.57
Pennsylvania...........             10            6,002,189.15        1.05
Rhode Island...........              2            1,059,200.00        0.19
South Carolina.........              3            1,353,081.17        0.24
South Dakota...........              1              430,877.89        0.08
Tennessee..............              1              431,158.10        0.08
Texas..................             11            6,261,127.66        1.09
Utah...................              1              416,957.30        0.07
Vermont................              2              987,672.93        0.17
Virginia...............             40           20,728,650.44        3.62
Washington.............             12            7,185,776.79        1.26
West Virginia..........              1              463,219.99        0.08
Wisconsin..............              3            1,876,730.00        0.33
Wyoming................              1              420,293.93        0.07
                        --------------------------------------------------------
TOTAL:                             977         $571,940,310.14      100.00%
                        ========================================================


      MORTGAGORS' FICO CREDIT SCORES FOR THE GROUP 1 MORTGAGE LOANS (1)
------------------------------------------------------------------------------
                                                                 PERCENT OF
                                                                 AGGREGATE
                                                                 PRINCIPAL
                                                                  BALANCE
                               NUMBER OF       AGGREGATE        OUTSTANDING
                                GROUP 1        PRINCIPAL        OF THE GROUP
                               MORTGAGE         BALANCE          1 MORTGAGE
RANGE OF FICO CREDIT SCORES      LOANS        OUTSTANDING          LOANS
----------------------------- ------------ ------------------- ---------------
601 - 625...............               29     $ 16,784,068.30         2.93%
626 - 650...............              110       60,911,337.75        10.65
651 - 675...............              155       87,709,558.20        15.34
676 - 700...............              178       99,954,659.39        17.48
701 - 725...............              156       97,563,646.30        17.06
726 - 750...............              140       81,583,557.92        14.26
751 - 775...............              117       70,796,960.54        12.38
776 - 800...............               72       43,957,024.41         7.69
801 - 825...............               20       12,679,497.33         2.22
                              ------------ ------------------- ---------------
TOTAL:                                977     $571,940,310.14       100.00%
                              ============ =================== ===============
------------
(1) As of the Cut-off Date, the weighted average FICO Credit Score of the group 1 mortgage loans was approximately 708.


         TYPES OF MORTGAGED PROPERTIES FOR THE GROUP 1 MORTGAGE LOANS
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                   AGGREGATE
                                                                   PRINCIPAL
                                NUMBER OF        AGGREGATE          BALANCE
                                 GROUP 1         PRINCIPAL      OUTSTANDING OF
                                 MORTGAGE         BALANCE         THE GROUP 1
        PROPERTY TYPE             LOANS         OUTSTANDING     MORTGAGE LOANS
------------------------------ ------------- ------------------ ----------------
Two-Four Family Residence.               55    $ 38,448,542.23         6.72%
Planned Unit Development
(PUD)...................                155      88,271,961.90        15.43
Single Family Residence.                731     424,141,821.54        74.16
Low Rise Condominium....                 25      14,105,999.22         2.47
High Rise Condominium...                  5       3,179,342.42         0.56
Townhouse...............                  6       3,792,642.83         0.66
                               ------------- ------------------ ----------------
TOTAL:                                  977    $571,940,310.14       100.00%
                               ============= ================== ================


                     PURPOSE OF THE GROUP 1 MORTGAGE LOANS
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                   AGGREGATE
                                                                   PRINCIPAL
                               NUMBER OF                            BALANCE
                                GROUP 1         AGGREGATE       OUTSTANDING OF
                               MORTGAGE         PRINCIPAL         THE GROUP 1
        LOAN PURPOSE             LOANS     BALANCE OUTSTANDING  MORTGAGE LOANS
----------------------------- ------------ -------------------- ----------------
Refinance (Cash Out)....              483      $281,406,651.23        49.20%
Purchase................              322       188,114,005.87        32.89
Refinance (Rate/Term)...              172       102,419,653.04        17.91
                              ------------ -------------------- ----------------
TOTAL:                                977      $571,940,310.14       100.00%
                              ============ ==================== ================


              OCCUPANCY TYPES FOR THE GROUP 1 MORTGAGE LOANS (1)
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                   AGGREGATE
                                                                   PRINCIPAL
                              NUMBER OF                             BALANCE
                               GROUP 1          AGGREGATE       OUTSTANDING OF
                              MORTGAGE          PRINCIPAL         THE GROUP 1
      OCCUPANCY TYPE            LOANS      BALANCE OUTSTANDING  MORTGAGE LOANS
--------------------------- -------------- -------------------- ----------------
Primary................               871      $508,421,030.26        88.89%
Investment.............                62        37,263,989.94         6.52
Second Home............                44        26,255,289.94         4.59
                            -------------- -------------------- ----------------
TOTAL:                                977      $571,940,310.14       100.00%
                            ============== ==================== ================
------------
(1) Based upon representations of the related mortgagors at the time of origination.


             DOCUMENTATION PROGRAMS OF THE GROUP 1 MORTGAGE LOANS
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                   AGGREGATE
                                                                   PRINCIPAL
                               NUMBER OF                            BALANCE
                                GROUP 1         AGGREGATE       OUTSTANDING OF
                               MORTGAGE         PRINCIPAL         THE GROUP 1
      TYPE OF PROGRAM            LOANS     BALANCE OUTSTANDING  MORTGAGE LOANS
----------------------------- ------------ -------------------- ----------------
Stated Income...........              460      $274,852,078.57        48.06%
Full Doc................              206       119,465,285.40        20.89
No Income No Asset......              125        69,728,454.85        12.19
No Doc..................               94        51,978,922.98         9.09
No Ratio................               84        50,920,579.80         8.90
FastForward.............                8         4,994,988.54         0.87
                              ------------ -------------------- ----------------
TOTAL:                                977      $571,940,310.14       100.00%
                              ============ ==================== ================

                  LOAN AGE OF THE GROUP 1 MORTGAGE LOANS (1)
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                   AGGREGATE
                                                                   PRINCIPAL
                              NUMBER OF                             BALANCE
                               GROUP 1          AGGREGATE       OUTSTANDING OF
    RANGE OF LOAN AGES        MORTGAGE          PRINCIPAL         THE GROUP 1
         (MONTHS)               LOANS      BALANCE OUTSTANDING  MORTGAGE LOANS
--------------------------- -------------- -------------------- ----------------
0......................               201      $122,653,222.27        21.45%
1 - 3..................               646       375,953,926.61        65.73
4 - 6..................               105        59,871,475.11        10.47
7 - 9..................                 6         4,114,936.59         0.72
10 - 12................                 5         2,534,335.61         0.44
13 - 15................                 1           559,150.90         0.10
16 - 18................                 3         1,620,829.44         0.28
19 - 21................                 3         1,433,665.13         0.25
28 - 30................                 3         1,448,726.20         0.25
34 - 36................                 1           440,998.43         0.08
37 - 39................                 1           425,267.33         0.07
40 - 42................                 1           481,856.63         0.08
43 - 45................                 1           401,919.89         0.07
                            -------------- -------------------- ----------------
TOTAL:                                977      $571,940,310.14       100.00%
                            ============== ==================== ================
------------
(1) As of the Cut-off Date, the weighted average loan age of the group 1 mortgage loans was approximately two months.


           PREPAYMENT CHARGE TERMS OF THE GROUP 1 MORTGAGE LOANS (1)
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                   AGGREGATE
                                                                   PRINCIPAL
                              NUMBER OF                              BALANCE
                               GROUP 1          AGGREGATE       OUTSTANDING OF
  PREPAYMENT CHARGE TERM      MORTGAGE          PRINCIPAL         THE GROUP 1
         (MONTHS)               LOANS      BALANCE OUTSTANDING  MORTGAGE LOANS
--------------------------- -------------- -------------------- ----------------
None...................               654      $380,572,081.92        66.54%
12.....................                96        56,681,531.77         9.91
24.....................                12         6,838,757.84         1.20
36.....................               196       116,388,142.21        20.35
60.....................                19        11,459,796.40         2.00
                            -------------- -------------------- ----------------
TOTAL:                                977      $571,940,310.14       100.00%
                            ============== ==================== ================

                                  LOAN GROUP 2

               MORTGAGE RATES FOR THE GROUP 2 MORTGAGE LOANS (1)
--------------------------------------------------------------------------------
RANGE OF MORTGAGE RATES (%)     NUMBER OF        AGGREGATE        PERCENT OF
                                                                   AGGREGATE
                                                                   PRINCIPAL
                                                                    BALANCE
                                 GROUP 2         PRINCIPAL      OUTSTANDING OF
                                MORTGAGE          BALANCE         THE GROUP 2
                                  LOANS         OUTSTANDING     MORTGAGE LOANS
----------------------------- -------------- ------------------ ----------------
4.501 - 5.000..........                   1     $   289,244.53         0.46%
5.001 - 5.500..........                  22       5,176,270.46         8.23
5.501 - 6.000..........                 197      44,981,667.22        71.52
6.001 - 6.500..........                  48      10,571,369.77        16.81
6.501 - 7.000..........                   1         199,211.11         0.32
7.001 - 7.500..........                   7         812,308.69         1.29
7.501 - 8.000..........                  10         862,322.38         1.37
                              -------------- ------------------ ----------------
         TOTAL:                         286     $62,892,394.16       100.00%
                              ============== ================== ================
------------
(1) As of the Cut-off Date, the weighted average Mortgage Rate of the group 2 mortgage loans was approximately 5.944% per annum. As of the Cut-off Date, the weighted average Mortgage Rate of the group 2 mortgage loans net of the interest premium charged by the lender was approximately 5.649% per annum.


          CURRENT PRINCIPAL BALANCES FOR THE GROUP 2 MORTGAGE LOANS (1)
--------------------------------------------------------------------------------
                                                                   PERCENT OF
                                                                    AGGREGATE
                                                                    PRINCIPAL
                                                                     BALANCE
                                  NUMBER OF        AGGREGATE       OUTSTANDING
    RANGE OF CURRENT GROUP 2       GROUP 2         PRINCIPAL      OF THE GROUP
    MORTGAGE LOAN PRINCIPAL        MORTGAGE         BALANCE        2 MORTGAGE
         BALANCES ($)               LOANS         OUTSTANDING         LOANS
-------------------------------- ------------- ------------------ --------------
0.01 - 100,000.00.............             32     $ 2,382,004.11         3.79%
100,000.01 - 200,000.00.......             94      13,739,994.16        21.85
200,000.01 - 300,000.00.......            102      25,902,722.24        41.19
300,000.01 - 400,000.00.......             50      17,243,224.35        27.42
400,000.01 - 500,000.00.......              7       3,092,449.30         4.92
500,000.01 - 600,000.00.......              1         532,000.00         0.85
                                 ------------- ------------------ --------------
             TOTAL:                       286     $62,892,394.16       100.00%
                                 ============= ================== ==============
------------
(1) As of the Cut-off Date, the average principal balance of the group 2 mortgage loans was approximately $219,903.


       ORIGINAL LOAN-TO-VALUE RATIOS FOR THE GROUP 2 MORTGAGE LOANS (1)
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                   AGGREGATE
                                                                   PRINCIPAL
                              NUMBER OF         AGGREGATE           BALANCE
                               GROUP 2          PRINCIPAL       OUTSTANDING OF
    RANGE OF ORIGINAL          MORTGAGE           BALANCE          THE GROUP 2
 LOAN-TO-VALUE RATIOS (%)       LOANS          OUTSTANDING      MORTGAGE LOANS
--------------------------- -------------- -------------------- ----------------
Less than 30.01..........              13       $ 2,321,989.94         3.69%
30.01 - 35.00............               6         1,005,106.93         1.60
35.01 - 40.00............               7         1,405,549.55         2.23
40.01 - 45.00............              10         1,800,362.48         2.86
45.01 - 50.00............              15         3,578,620.11         5.69
50.01 - 55.00............              20         4,822,476.34         7.67
55.01 - 60.00............              29         7,671,204.59        12.20
60.01 - 65.00............              41        10,308,206.86        16.39
65.01 - 70.00............              20         4,469,845.39         7.11
70.01 - 75.00............              18         4,721,915.27         7.51
75.01 - 80.00............              88        18,863,520.02        29.99
80.01 - 85.00............               1            49,754.50         0.08
85.01 - 90.00............               9           785,496.76         1.25
90.01 - 95.00............               3           360,669.02         0.57
95.01 - 100.00...........               6           727,676.40         1.16
                            -------------- -------------------- ----------------
          TOTAL:                      286       $62,892,394.16       100.00%
                            ============== ==================== ================
------------
(1) As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the group 2 mortgage loans was approximately 64.82%.


     ORIGINAL TERM TO STATED MATURITY FOR THE GROUP 2 MORTGAGE LOANS (1)
------------------------------------------------------------------------------
                                                                 PERCENT OF
                                                                 AGGREGATE
                                                                 PRINCIPAL
                                                                  BALANCE
                             NUMBER OF                          OUTSTANDING
 RANGE OF ORIGINAL TERMS      GROUP 2          AGGREGATE        OF THE GROUP
   TO STATED MATURITY        MORTGAGE          PRINCIPAL         2 MORTGAGE
        (MONTHS)               LOANS      BALANCE OUTSTANDING      LOANS
-------------------------- -------------- -------------------- ---------------
121 - 240...............               2       $   509,740.91         0.81%
241 - 360...............             284        62,382,653.25        99.19
                           -------------- -------------------- ---------------
         TOTAL:                      286       $62,892,394.16       100.00%
                           ============== ==================== ===============
------------
(1) As of the Cut-off Date, the weighted average original term to stated maturity of the group 2 mortgage loans was approximately 359 months.


     REMAINING TERM TO STATED MATURITY FOR THE GROUP 2 MORTGAGE LOANS (1)
--------------------------------------------------------------------------------
                                                                   PERCENT OF
                                                                   AGGREGATE
                                                                   PRINCIPAL
                                NUMBER OF        AGGREGATE          BALANCE
                                 GROUP 2         PRINCIPAL      OUTSTANDING OF
RANGE OF REMAINING TERMS TO     MORTGAGE          BALANCE         THE GROUP 2
  STATED MATURITY (MONTHS)        LOANS         OUTSTANDING     MORTGAGE LOANS
----------------------------- -------------- ------------------ ----------------
121 - 240...............                  2     $   509,740.91         0.81%
241 - 360...............                284      62,382,653.25        99.19
                              -------------- ------------------ ----------------
TOTAL:                                  286     $62,892,394.16       100.00%
                              ============== ================== ================
------------
(1) As of the Cut-off Date, the weighted average remaining term to stated maturity of the group 2 mortgage loans was approximately 356 months.


          GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES FOR THE
                             GROUP 2 MORTGAGE LOANS
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                   AGGREGATE
                                                                   PRINCIPAL
                           NUMBER OF          AGGREGATE             BALANCE
                            GROUP 2           PRINCIPAL         OUTSTANDING OF
                           MORTGAGE            BALANCE            THE GROUP 2
    GEOGRAPHIC AREA          LOANS           OUTSTANDING        MORTGAGE LOANS
------------------------ -------------- ----------------------- ----------------
Alabama................              1          $   117,746.28        0.19%
Arizona................              7            1,660,399.19        2.64
California.............            120           31,155,180.56       49.54
Colorado...............              7            1,520,918.96        2.42
Connecticut............              4              610,062.50        0.97
Delaware...............              1              319,016.41        0.51
Florida................             28            5,060,251.77        8.05
Georgia................              6              908,879.56        1.45
Hawaii.................              3              683,860.50        1.09
Idaho..................              6              846,759.89        1.35
Illinois...............              3              500,610.26        0.80
Kentucky...............              1               59,753.77        0.10
Maryland...............              5            1,036,557.99        1.65
Massachusetts..........              2              440,651.56        0.70
Michigan...............              3              323,110.41        0.51
Minnesota..............              2              307,462.80        0.49
Missouri...............              2              187,414.46        0.30
Nevada.................             13            2,929,638.45        4.66
New Mexico.............              1              150,683.09        0.24
New York...............             14            4,215,850.30        6.70
North Carolina.........              4              376,727.46        0.60
Ohio...................              7              943,734.81        1.50
Oklahoma...............              4              526,006.83        0.84
Oregon.................             10            2,576,086.98        4.10
Pennsylvania...........              5              665,397.27        1.06
South Carolina.........              2              189,646.82        0.30
Tennessee..............              3              449,631.44        0.71
Texas..................             10            1,776,397.02        2.82
Utah...................              5              718,412.23        1.14
Washington.............              7            1,635,544.59        2.60
                        --------------------------------------------------------
TOTAL:                             286          $62,892,394.16      100.00%
                        ========================================================

      MORTGAGORS' FICO CREDIT SCORES FOR THE GROUP 2 MORTGAGE LOANS (1)
------------------------------------------------------------------------------
RANGE OF FICO CREDIT SCORES                                      PERCENT OF
                                                                 AGGREGATE
                                                                 PRINCIPAL
                                                                  BALANCE
                               NUMBER OF       AGGREGATE        OUTSTANDING
                                GROUP 2        PRINCIPAL        OF THE GROUP
                               MORTGAGE         BALANCE          2 MORTGAGE
RANGE OF FICO CREDIT SCORES      LOANS        OUTSTANDING          LOANS
----------------------------- ------------ ------------------- ---------------
601 - 625                               4      $   665,529.67         1.06%
626 - 650                              31        6,201,749.21         9.86
651 - 675                              44        9,437,694.87        15.01
676 - 700                              49        9,879,536.20        15.71
701 - 725                              55       12,166,903.44        19.35
726 - 750                              38        8,694,322.05        13.82
751 - 775                              33        8,082,901.64        12.85
776 - 800                              28        6,736,237.64        10.71
801 - 825                               4        1,027,519.44         1.63
                              ------------ ------------------- ---------------
TOTAL:                                286      $62,892,394.16       100.00%
                              ============ =================== ===============
------------
(1) As of the Cut-off Date, the weighted average FICO Credit Score of the group 2 mortgage loans was approximately 714.


         TYPES OF MORTGAGED PROPERTIES FOR THE GROUP 2 MORTGAGE LOANS
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                   AGGREGATE
                                                                   PRINCIPAL
                                NUMBER OF        AGGREGATE          BALANCE
                                 GROUP 2         PRINCIPAL      OUTSTANDING OF
                                 MORTGAGE         BALANCE         THE GROUP 2
        PROPERTY TYPE             LOANS         OUTSTANDING     MORTGAGE LOANS
------------------------------ ------------- ------------------ ----------------
Two - Four Family Residence              23     $ 7,099,213.87        11.29%
Planned Unit Development
(PUD)...................                 35       7,344,685.90        11.68
Single Family Residence.                199      42,571,119.52        67.69
Low Rise Condominium....                 23       4,599,380.67         7.31
High Rise Condominium...                  4         749,077.12         1.19
Townhouse...............                  2         528,917.08         0.84
                               ------------- ------------------ ----------------
TOTAL:                                  286     $62,892,394.16       100.00%
                               ============= ================== ================


                     PURPOSE OF THE GROUP 2 MORTGAGE LOANS
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                   AGGREGATE
                                                                   PRINCIPAL
                               NUMBER OF                             BALANCE
                                GROUP 2         AGGREGATE       OUTSTANDING OF
                               MORTGAGE         PRINCIPAL         THE GROUP 2
        LOAN PURPOSE             LOANS     BALANCE OUTSTANDING  MORTGAGE LOANS
----------------------------- ------------ -------------------- ----------------
Refinance (Cash Out)....              164       $36,864,224.89        58.61%
Purchase................               84        17,274,988.03        27.47
Refinance (Rate/Term)...               38         8,753,181.24        13.92
                              ------------ -------------------- ----------------
TOTAL:                                286       $62,892,394.16       100.00%
                              ============ ==================== ================


              OCCUPANCY TYPES FOR THE GROUP 2 MORTGAGE LOANS (1)
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                   AGGREGATE
                                                                   PRINCIPAL
                              NUMBER OF                             BALANCE
                               GROUP 2          AGGREGATE       OUTSTANDING OF
                              MORTGAGE          PRINCIPAL         THE GROUP 2
      OCCUPANCY TYPE            LOANS      BALANCE OUTSTANDING  MORTGAGE LOANS
--------------------------- -------------- -------------------- ----------------
Primary................               248       $56,996,266.75        90.63%
Investment.............                33         4,560,615.76         7.25
Second Home............                 5         1,335,511.65         2.12
                            -------------- -------------------- ----------------
TOTAL:                                286       $62,892,394.16       100.00%
                            ============== ==================== ================
------------
(1) Based upon representations of the related mortgagors at the time of origination.

             DOCUMENTATION PROGRAMS OF THE GROUP 2 MORTGAGE LOANS
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                   AGGREGATE
                                                                   PRINCIPAL
                               NUMBER OF                            BALANCE
                                GROUP 2         AGGREGATE       OUTSTANDING OF
                               MORTGAGE         PRINCIPAL         THE GROUP 2
      TYPE OF PROGRAM            LOANS     BALANCE OUTSTANDING  MORTGAGE LOANS
----------------------------- ------------ -------------------- ----------------
Stated Income..........                89       $21,723,352.40        34.54%
Full Doc...............               100        18,830,734.41        29.94
No Doc.................                51        11,592,179.10        18.43
No Income No Asset.....                35         8,401,744.97        13.36
No Ratio...............                 8         1,584,638.75         2.52
FastForward............                 3           759,744.53         1.21
                              ------------ -------------------- ----------------
TOTAL:                                286       $62,892,394.16       100.00%
                              ============ ==================== ================


                  LOAN AGE OF THE GROUP 2 MORTGAGE LOANS (1)
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                   AGGREGATE
                                                                   PRINCIPAL
                              NUMBER OF                             BALANCE
                               GROUP 2          AGGREGATE       OUTSTANDING OF
    RANGE OF LOAN AGES        MORTGAGE          PRINCIPAL         THE GROUP 2
         (MONTHS)               LOANS      BALANCE OUTSTANDING  MORTGAGE LOANS
--------------------------- -------------- -------------------- ----------------
0......................                18       $ 5,377,500.00         8.55%
1 - 3..................               166        37,476,569.64        59.59
4 - 6..................                79        17,091,772.78        27.18
7 - 9..................                 5         1,072,709.56         1.71
10 - 12................                 9           835,779.85         1.33
13 - 15................                 9         1,038,062.33         1.65
                            -------------- -------------------- ----------------
TOTAL:                                286       $62,892,394.16       100.00%
                            ============== ==================== ================
------------
(1) As of the Cut-off Date, the weighted average loan age of the group 2 mortgage loans was approximately three months.


           PREPAYMENT CHARGE TERMS OF THE GROUP 2 MORTGAGE LOANS (1)
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                   AGGREGATE
                                                                   PRINCIPAL
                              NUMBER OF                             BALANCE
                               GROUP 2          AGGREGATE       OUTSTANDING OF
  PREPAYMENT CHARGE TERM      MORTGAGE          PRINCIPAL         THE GROUP 2
         (MONTHS)               LOANS      BALANCE OUTSTANDING  MORTGAGE LOANS
--------------------------- -------------- -------------------- ----------------
None...................                31       $ 3,938,324.84         6.26%
12.....................                17         4,408,694.28         7.01
24.....................                 4           615,382.98         0.98
36.....................               223        51,261,349.15        81.51
60.....................                11         2,668,642.91         4.24
                            -------------- -------------------- ----------------
TOTAL:                                286       $62,892,394.16       100.00%
                            ============== ==================== ================

                                  LOAN GROUP 3


               MORTGAGE RATES FOR THE GROUP 3 MORTGAGE LOANS (1)
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                   AGGREGATE
                                                                   PRINCIPAL
                                NUMBER OF        AGGREGATE          BALANCE
                                 GROUP 3         PRINCIPAL      OUTSTANDING OF
                                MORTGAGE          BALANCE         THE GROUP 3
RANGE OF MORTGAGE RATES (%)       LOANS         OUTSTANDING     MORTGAGE LOANS
----------------------------- -------------- ------------------ ----------------
6.001 - 6.500..........                 526    $115,133,765.59        63.32%
6.501 - 7.000..........                 352      66,690,382.43        36.68
                              -------------- ------------------ ----------------
         TOTAL:                         878    $181,824,148.02       100.00%
                              ============== ================== ================
------------
(1) As of the Cut-off Date, the weighted average Mortgage Rate of the group 3 mortgage loans was approximately 6.506% per annum. As of the Cut-off Date, the weighted average Mortgage Rate of the group 3 mortgage loans net of the interest premium charged by the lender was approximately 6.200% per annum.


          CURRENT PRINCIPAL BALANCES FOR THE GROUP 3 MORTGAGE LOANS (1)
--------------------------------------------------------------------------------
                                                                   PERCENT OF
                                                                    AGGREGATE
                                                                    PRINCIPAL
                                                                     BALANCE
                                  NUMBER OF        AGGREGATE       OUTSTANDING
     RANGE OF CURRENT GROUP        GROUP 3         PRINCIPAL      OF THE GROUP
     MORTGAGE LOAN PRINCIPAL       MORTGAGE         BALANCE        3 MORTGAGE
          BALANCES ($)              LOANS         OUTSTANDING         LOANS
-------------------------------- ------------- ------------------ --------------
0.01 - 100,000.00.............            114    $  9,477,978.80         5.21%
100,000.01 - 200,000.00.......            364      53,601,227.32        29.48
200,000.01 - 300,000.00.......            223      54,893,814.39        30.19
300,000.01 - 400,000.00.......            152      52,640,449.33        28.95
400,000.01 - 500,000.00.......             22       9,558,893.21         5.26
500,000.01 - 600,000.00.......              2       1,039,884.97         0.57
600,000.01 - 700,000.00.......              1         611,900.00         0.34
                                 ------------- ------------------ --------------
             TOTAL:                       878    $181,824,148.02       100.00%
                                 ============= ================== ==============
------------
(1) As of the Cut-off Date, the average principal balance of the group 3 mortgage loans was approximately $207,089.


       ORIGINAL LOAN-TO-VALUE RATIOS FOR THE GROUP 3 MORTGAGE LOANS (1)
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                   AGGREGATE
                                                                   PRINCIPAL
                              NUMBER OF         AGGREGATE           BALANCE
                               GROUP 3          PRINCIPAL       OUTSTANDING OF
    RANGE OF ORIGINAL         MORTGAGE           BALANCE          THE GROUP 3
 LOAN-TO-VALUE RATIOS (%)       LOANS          OUTSTANDING      MORTGAGE LOANS
--------------------------- -------------- -------------------- ----------------
Less than 30.01..........              14      $  1,987,762.13         1.09%
30.01 - 35.00............              12         2,046,039.42         1.13
35.01 - 40.00............              18         3,453,092.09         1.90
40.01 - 45.00............              27         4,651,121.25         2.56
45.01 - 50.00............              36         7,675,002.38         4.22
50.01 - 55.00............              38         8,081,662.46         4.44
55.01 - 60.00............              65        14,428,195.83         7.94
60.01 - 65.00............              89        21,134,879.00        11.62
65.01 - 70.00............              81        19,461,598.80        10.70
70.01 - 75.00............              64        15,701,087.42         8.64
75.01 - 80.00............             386        74,212,674.17        40.82
80.01 - 85.00............               9         1,884,861.75         1.04
85.01 - 90.00............              26         4,530,990.90         2.49
90.01 - 95.00............              12         2,386,421.39         1.31
95.01 - 100.00...........               1           188,759.03         0.10
                            -------------- -------------------- ----------------
          TOTAL:                      878      $181,824,148.02       100.00%
                            ============== ==================== ================
------------
(1) As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the group 3 mortgage loans was approximately 69.30%.


     ORIGINAL TERM TO STATED MATURITY FOR THE GROUP 3 MORTGAGE LOANS (1)
------------------------------------------------------------------------------
                                                                PERCENT OF
                                                                 AGGREGATE
                                                                 PRINCIPAL
                                                                  BALANCE
                             NUMBER OF                          OUTSTANDING
 RANGE OF ORIGINAL TERMS      GROUP 3          AGGREGATE        OF THE GROUP
   TO STATED MATURITY        MORTGAGE          PRINCIPAL         3 MORTGAGE
        (MONTHS)               LOANS      BALANCE OUTSTANDING      LOANS
-------------------------- -------------- -------------------- ---------------
121 - 240............                  2      $    306,297.94         0.17%
241 - 360............                876       181,517,850.08        99.83
                           -------------- -------------------- ---------------
         TOTAL:                      878      $181,824,148.02       100.00%
                           ============== ==================== ===============
------------
(1) As of the Cut-off Date, the weighted average original term to stated maturity of the group 3 mortgage loans was approximately 360 months.


     REMAINING TERM TO STATED MATURITY FOR THE GROUP 3 MORTGAGE LOANS (1)
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                   AGGREGATE
                                                                   PRINCIPAL
                                NUMBER OF        AGGREGATE          BALANCE
                                 GROUP 3         PRINCIPAL      OUTSTANDING OF
RANGE OF REMAINING TERMS TO     MORTGAGE          BALANCE         THE GROUP 3
  STATED MATURITY (MONTHS)        LOANS         OUTSTANDING     MORTGAGE LOANS
----------------------------- -------------- ------------------ ----------------
121 - 240...............                  2    $    306,297.94         0.17%
241 - 360...............                876     181,517,850.08        99.83
                              -------------- ------------------ ----------------
TOTAL:                                  878    $181,824,148.02       100.00%
                              ============== ================== ================
------------
(1) As of the Cut-off Date, the weighted average remaining term to stated maturity of the group 3 mortgage loans was approximately 358 months.

          GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES FOR THE
                             GROUP 3 MORTGAGE LOANS
--------------------------------------------------------------------------------
                                                                   PERCENT OF
                                                                    AGGREGATE
                                                                    PRINCIPAL
                            NUMBER OF          AGGREGATE             BALANCE
                             GROUP 3           PRINCIPAL         OUTSTANDING OF
                            MORTGAGE            BALANCE            THE GROUP 3
    GEOGRAPHIC AREA           LOANS           OUTSTANDING        MORTGAGE LOANS
------------------------- -------------- ---------------------- ----------------
Alabama.................              2        $    163,590.31        0.09%
Alaska..................              1             192,434.00        0.11
Arizona.................             18           4,032,964.13        2.22
Arkansas................              2             240,660.49        0.13
California..............            243          62,043,750.33       34.12
Colorado................             20           4,470,335.56        2.46
Connecticut.............             22           4,805,157.57        2.64
Delaware................              7           1,333,118.85        0.73
District of Columbia....              1             306,849.80        0.17
Florida.................            138          23,524,826.72       12.94
Georgia.................             13           1,975,956.43        1.09
Hawaii..................              6           2,263,220.98        1.24
Idaho...................             11           1,619,686.08        0.89
Illinois................             11           2,035,237.72        1.12
Indiana.................              3             308,539.97        0.17
Kentucky................              3             280,307.04        0.15
Louisiana...............              1             133,088.95        0.07
Maryland................              8           1,812,964.02        1.00
Massachusetts...........             19           5,207,022.62        2.86
Michigan................             17           1,934,968.29        1.06
Minnesota...............              8           1,785,468.53        0.98
Mississippi.............              1              96,488.24        0.05
Missouri................              7             768,897.16        0.42
Montana.................              1              86,000.00        0.05
Nebraska................              2             297,349.98        0.16
Nevada..................             14           3,017,857.72        1.66
New Hampshire...........              4           1,042,995.38        0.57
New Jersey..............             13           3,004,152.85        1.65
New York................             70          19,910,769.68       10.95
North Carolina..........              3             485,466.31        0.27
North Dakota............              3             302,392.23        0.17
Ohio....................              7             992,379.81        0.55
Oklahoma................              8           1,067,806.90        0.59
Oregon..................             15           2,151,030.75        1.18
Pennsylvania............             21           3,557,815.32        1.96
Rhode Island............              4             854,371.09        0.47
South Carolina..........              2             298,797.96        0.16
Tennessee...............             12           1,497,268.12        0.82
Texas...................             74          10,109,989.65        5.56
Utah....................             18           2,651,444.09        1.46
Vermont.................              2             350,347.27        0.19
Virginia................             17           4,018,653.47        2.21
Washington..............             22           4,172,327.80        2.29
Wisconsin...............              4             619,397.85        0.34
                         -------------------------------------------------------
TOTAL:                              878        $181,824,148.02      100.00%
                         =======================================================



      MORTGAGORS' FICO CREDIT SCORES FOR THE GROUP 3 MORTGAGE LOANS (1)
------------------------------------------------------------------------------
                                                                 PERCENT OF
                                                                 AGGREGATE
                                                                 PRINCIPAL
                                                                  BALANCE
                               NUMBER OF       AGGREGATE        OUTSTANDING
                                GROUP 3        PRINCIPAL        OF THE GROUP
                               MORTGAGE         BALANCE          3 MORTGAGE
RANGE OF FICO CREDIT SCORES      LOANS        OUTSTANDING          LOANS
----------------------------- ------------ ------------------- ---------------
Not Available...........                1     $    241,600.03         0.13%
601 - 625...............               29        6,461,513.95         3.55
626 - 650...............              110       22,679,597.09        12.47
651 - 675...............              175       35,697,003.82        19.63
676 - 700...............              201       41,275,095.46        22.70
701 - 725...............              140       29,115,376.05        16.01
726 - 750...............               88       19,854,019.47        10.92
751 - 775...............               78       15,645,490.14         8.60
776 - 800...............               45        8,623,954.80         4.74
801 - 825...............               11        2,230,497.21         1.23
                              ------------ ------------------- ---------------
TOTAL:                                878     $181,824,148.02       100.00%
                              ============ =================== ===============
------------
(1) As of the Cut-off Date, the weighted average FICO Credit Score of the group 3 mortgage loans (not including the Mortgage Loans for which the FICO Credit Score is not available) was approximately 696.


         TYPES OF MORTGAGED PROPERTIES FOR THE GROUP 3 MORTGAGE LOANS
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                   AGGREGATE
                                                                   PRINCIPAL
                                NUMBER OF        AGGREGATE          BALANCE
                                 GROUP 3         PRINCIPAL      OUTSTANDING OF
                                 MORTGAGE         BALANCE         THE GROUP 3
        PROPERTY TYPE             LOANS         OUTSTANDING     MORTGAGE LOANS
------------------------------ ------------- ------------------ ----------------
Two-Four Family Residence.               84    $ 23,544,360.18        12.95%
Planned Unit Development
  (PUD)...................              128      25,289,187.93        13.91
Single Family Residence.                585     118,802,761.58        65.34
Low Rise Condominium....                 56       9,292,432.60         5.11
High Rise Condominium...                  6       1,176,706.52         0.65
Townhouse...............                 10       1,860,089.12         1.02
Cooperative                               9       1,858,610.09         1.02
                               ------------- ------------------ ----------------
TOTAL:                                  878    $181,824,148.02       100.00%
                               ============= ================== ================


                     PURPOSE OF THE GROUP 3 MORTGAGE LOANS
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                   AGGREGATE
                                                                   PRINCIPAL
                               NUMBER OF                            BALANCE
                                GROUP 3         AGGREGATE       OUTSTANDING OF
                               MORTGAGE         PRINCIPAL         THE GROUP 3
        LOAN PURPOSE             LOANS     BALANCE OUTSTANDING  MORTGAGE LOANS
----------------------------- ------------ -------------------- ----------------
Refinance (Cash Out)....              424      $ 93,612,764.78        51.49%
Purchase................              326        60,310,460.28        33.17
Refinance (Rate/Term)...              128        27,900,922.96        15.35
                              ------------ -------------------- ----------------
TOTAL:                                878      $181,824,148.02       100.00%
                              ============ ==================== ================


              OCCUPANCY TYPES FOR THE GROUP 3 MORTGAGE LOANS (1)
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                   AGGREGATE
                                                                   PRINCIPAL
                              NUMBER OF                             BALANCE
                               GROUP 3          AGGREGATE       OUTSTANDING OF
                              MORTGAGE          PRINCIPAL         THE GROUP 3
      OCCUPANCY TYPE            LOANS      BALANCE OUTSTANDING  MORTGAGE LOANS
--------------------------- -------------- -------------------- ----------------
Primary................               723      $152,770,781.09        84.02%
Investment.............               126        23,749,698.26        13.06
Second Home............                29         5,303,668.67         2.92
                            -------------- -------------------- ----------------
TOTAL:                                878      $181,824,148.02       100.00%
                            ============== ==================== ================
------------
(1) Based upon representations of the related mortgagors at the time of origination.

             DOCUMENTATION PROGRAMS OF THE GROUP 3 MORTGAGE LOANS
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                   AGGREGATE
                                                                   PRINCIPAL
                               NUMBER OF                            BALANCE
                                GROUP 3         AGGREGATE       OUTSTANDING OF
                               MORTGAGE         PRINCIPAL         THE GROUP 3
      TYPE OF PROGRAM            LOANS     BALANCE OUTSTANDING  MORTGAGE LOANS
----------------------------- ------------ -------------------- ----------------
Stated Income...........              326      $ 72,632,649.17        39.95%
Full Doc................              205        36,339,623.78        19.99
No Doc..................              164        32,851,417.73        18.07
No Income No Asset......              127        27,076,800.76        14.89
No Ratio................               51        11,839,036.56         6.51
FastForward.............                3           733,160.38         0.40
Limited ................                2           351,459.64         0.19
                              ------------ -------------------- ----------------
TOTAL:                                878      $181,824,148.02       100.00%
                              ============ ==================== ================


                  LOAN AGE OF THE GROUP 3 MORTGAGE LOANS (1)
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                   AGGREGATE
                                                                   PRINCIPAL
                              NUMBER OF                             BALANCE
                               GROUP 3          AGGREGATE       OUTSTANDING OF
    RANGE OF LOAN AGES        MORTGAGE          PRINCIPAL         THE GROUP 3
         (MONTHS)               LOANS      BALANCE OUTSTANDING  MORTGAGE LOANS
--------------------------- -------------- -------------------- ----------------
0......................               142      $ 32,911,142.38        18.10%
1 - 3..................               568       120,987,608.52        66.54
4 - 6..................               154        25,484,352.07        14.02
7 - 9..................                 7           704,025.47         0.39
10 - 12................                 2           393,653.02         0.22
16 - 18................                 1           275,673.86         0.15
31 - 33................                 1           241,454.69         0.13
37 - 39................                 1           124,841.85         0.07
40 - 42................                 2           701,396.16         0.39
                            -------------- -------------------- ----------------
TOTAL:                                878      $181,824,148.02       100.00%
                            ============== ==================== ================
------------
(2) As of the Cut-off Date, the weighted average loan age of the group 3 mortgage loans was approximately two months.


           PREPAYMENT CHARGE TERMS OF THE GROUP 3 MORTGAGE LOANS (1)
--------------------------------------------------------------------------------
                                                                  PERCENT OF
                                                                   AGGREGATE
                                                                   PRINCIPAL
                              NUMBER OF                             BALANCE
                               GROUP 3          AGGREGATE       OUTSTANDING OF
  PREPAYMENT CHARGE TERM       MORTGAGE         PRINCIPAL         THE GROUP 3
         (MONTHS)               LOANS      BALANCE OUTSTANDING  MORTGAGE LOANS
--------------------------- -------------- -------------------- ----------------
None...................                78      $ 11,047,979.01         6.08%
12.....................                79        19,306,882.24        10.62
24.....................                21         4,913,534.98         2.70
36.....................               695       145,436,225.32        79.99
60.....................                 5         1,119,526.47         0.62
                            -------------- -------------------- ----------------
TOTAL:                                878      $181,824,148.02       100.00%
                            ============== ==================== ================

                                   SCHEDULE 2:
                       YIELD MAINTENANCE NOTIONAL BALANCE


                                  YIELD                   YIELD
                               MAINTENANCE             MAINTENANCE
                             NOTIONAL BALANCE       NOTIONAL BALANCE
MONTH OF                      OF CLASS 1-A-4         OF CLASS 1-A-6
DISTRIBUTION DATE            CERTIFICATES ($)       CERTIFICATES ($)
-----------------            ----------------       ----------------
April 2006                         11,812,314.10         205,550,386.11
May 2006                           11,596,353.74         202,634,646.45
June 2006                          11,352,702.81         199,310,166.04
July 2006                          11,082,022.19         195,585,256.31
August 2006                        10,785,053.75         191,469,233.44
September 2006                     10,462,618.38         186,972,397.94
October 2006                       10,115,613.76         182,106,010.02
November 2006                       9,745,011.66         176,882,260.82
December 2006                       9,351,854.84         171,314,239.57
January 2007                        8,939,719.35         165,451,722.29
February 2007                       8,536,768.76         159,702,429.50
March 2007                          8,143,460.27         154,073,720.04
April 2007                          7,759,613.62         148,563,709.67
May 2007                            7,385,051.95         143,170,543.46
June 2007                           7,019,601.66         137,892,395.37
July 2007                           6,663,092.41         132,727,467.79
August 2007                         6,315,357.02         127,673,991.10
September 2007                      5,976,231.43         122,730,223.25
October 2007                        5,645,554.64         117,894,449.30
November 2007                       5,323,168.64         113,164,981.04
December 2007                       5,008,918.37         108,540,156.53
January 2008                        4,702,651.67         104,018,339.75
February 2008                       4,404,219.21          99,597,920.13
March 2008                          4,113,474.43          95,277,312.22
April 2008                          3,830,273.52          91,054,955.25
May 2008                            3,554,475.34          86,929,312.79
June 2008                           3,285,941.39          82,898,872.33
July 2008                           3,024,535.76          78,962,144.94
August 2008                         2,770,125.05          75,117,664.91
September 2008                      2,522,578.36          71,363,989.34
October 2008                        2,281,767.25          67,699,697.85
November 2008                       2,047,565.64          64,123,392.19
December 2008                       1,819,849.83          60,633,695.91
January 2009                        1,598,498.42          57,229,254.01
February 2009                       1,383,392.27          53,908,732.63
March 2009                          1,174,414.47          50,670,818.70
April 2009                            971,450.28          47,514,219.63
May 2009                              774,387.12          44,437,663.00
June 2009                             583,114.50          41,439,896.21
July 2009                             397,523.98          38,519,686.23
August 2009                           217,509.17          35,675,819.23
September 2009                         42,965.65          32,907,100.34
October 2009                                0.00          30,212,353.34
November 2009                               0.00          27,590,420.32
December 2009                               0.00          25,040,161.50
January 2010                                0.00          22,560,454.83
February 2010                               0.00          20,150,195.82
March 2010                                  0.00          17,808,297.18
April 2010                                  0.00          15,533,688.61
May 2010                                    0.00          13,325,316.53
June 2010                                   0.00          11,182,143.80
July 2010                                   0.00           9,103,149.47
August 2010                                 0.00           7,087,328.53
September 2010                              0.00           5,133,691.67
October 2010                                0.00           3,241,265.05
November 2010                               0.00           1,409,090.01
December 2010 and                           0.00                   0.00
thereafter